--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  REVOLVING CREDIT AGREEMENT

                             among

                    SUPERIOR TELECOM INC.,

            THE SUBSIDIARY GUARANTORS NAMED HEREIN,

            THE LENDING INSTITUTIONS LISTED HEREIN

                              and

                    BANKERS TRUST COMPANY,

                   AS ADMINISTRATIVE AGENT,

                              and

                  BANK OF BOSTON CONNECTICUT,

                    AS DOCUMENTATION AGENT


                    ______________________


                  Dated as of October 2, 1996


                    ______________________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

SECTION 1.     Amount and Terms of Credit. . . . . . . . . . . . . . . . . .  2
     1.01      Commitments . . . . . . . . . . . . . . . . . . . . . . . . .  2
     1.02      Minimum Borrowing Amounts, etc. . . . . . . . . . . . . . . .  4
     1.03      Notice of Borrowing . . . . . . . . . . . . . . . . . . . . .  4
     1.04      Disbursement of Funds . . . . . . . . . . . . . . . . . . . .  5
     1.05      Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
     1.06      Conversions . . . . . . . . . . . . . . . . . . . . . . . . .  7
     1.07      Pro Rata Borrowings . . . . . . . . . . . . . . . . . . . . .  7
     1.08      Interest. . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     1.09      Interest Periods. . . . . . . . . . . . . . . . . . . . . . .  8
     1.10      Increased Costs, Illegality, etc. . . . . . . . . . . . . . . 10
     1.11      Compensation. . . . . . . . . . . . . . . . . . . . . . . . . 12
     1.12      Change of Lending Office. . . . . . . . . . . . . . . . . . . 13
     1.13      Replacement of Banks. . . . . . . . . . . . . . . . . . . . . 13

SECTION 2.     Letters of Credit . . . . . . . . . . . . . . . . . . . . . . 14
     2.01      Letters of Credit . . . . . . . . . . . . . . . . . . . . . . 14
     2.02      Letter of Credit Requests; Notices of Issuance. . . . . . . . 16
     2.03      Agreement to Repay Letter of Credit Drawings. . . . . . . . . 16
     2.04      Letter of Credit Participations . . . . . . . . . . . . . . . 17
     2.05      Increased Costs . . . . . . . . . . . . . . . . . . . . . . . 19

SECTION 3.     Fees; Commitments . . . . . . . . . . . . . . . . . . . . . . 20
     3.01      Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     3.02      Voluntary Termination or Reduction of Total
               Unutilized Revolving Loan Commitment. . . . . . . . . . . . . 21
     3.03      Mandatory Reduction of Revolving Loan Commitments . . . . . . 22

SECTION 4.     Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     4.01      Voluntary Prepayments . . . . . . . . . . . . . . . . . . . . 24
     4.02      Mandatory Prepayments . . . . . . . . . . . . . . . . . . . . 25
     4.03      Method and Place of Payment . . . . . . . . . . . . . . . . . 27
     4.04      Net Payments. . . . . . . . . . . . . . . . . . . . . . . . . 27

SECTION 5.     Conditions Precedent. . . . . . . . . . . . . . . . . . . . . 29
     5.01      Execution of Agreement; Notes . . . . . . . . . . . . . . . . 29
     5.02      No Default; Representations and Warranties. . . . . . . . . . 30
     5.03      Officer's Certificate . . . . . . . . . . . . . . . . . . . . 30
     5.04      Opinions of Counsel . . . . . . . . . . . . . . . . . . . . . 30
     5.05      Corporate Proceedings . . . . . . . . . . . . . . . . . . . . 30
     5.06      Adverse Change, etc.. . . . . . . . . . . . . . . . . . . . . 31
     5.07      Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . 31
     5.08      Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     5.09      Consummation of the Transaction . . . . . . . . . . . . . . . 31
     5.10      Existing Credit Agreement . . . . . . . . . . . . . . . . . . 32
     5.11      Security Documents. . . . . . . . . . . . . . . . . . . . . . 32
     5.12      Payment of Fees . . . . . . . . . . . . . . . . . . . . . . . 33

                                                                            Page
                                                                            ----

     5.13      Conditions Relating to Mortgaged Real Properties. . . . . . . 33
     5.14      Existing Indebtedness Agreements; Tax
               Allocation Agreements, etc. . . . . . . . . . . . . . . . . . 36
     5.15      Solvency Certificate; Evidence of Insurance . . . . . . . . . 36
     5.16      Pro Forma Balance Sheet . . . . . . . . . . . . . . . . . . . 37
     5.17      Projections . . . . . . . . . . . . . . . . . . . . . . . . . 37
     5.18      Consent Solicitation. . . . . . . . . . . . . . . . . . . . . 37
     5.19      Consent of the Connecticut Development Authority. . . . . . . 37
     5.20      Notice of Borrowing; Letter of Credit Request . . . . . . . . 37

SECTION 6.     Representations, Warranties and Agreements. . . . . . . . . . 38
     6.01      Corporate Status. . . . . . . . . . . . . . . . . . . . . . . 38
     6.02      Corporate Power and Authority . . . . . . . . . . . . . . . . 38
     6.03      No Violation. . . . . . . . . . . . . . . . . . . . . . . . . 39
     6.04      Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . 39
     6.05      Use of Proceeds; Margin Regulations . . . . . . . . . . . . . 39
     6.06      Governmental Approvals. . . . . . . . . . . . . . . . . . . . 40
     6.07      Investment Company Act. . . . . . . . . . . . . . . . . . . . 40
     6.08      Public Utility Holding Company Act. . . . . . . . . . . . . . 40
     6.09      True and Complete Disclosure. . . . . . . . . . . . . . . . . 40
     6.10      Financial Condition; Financial Statements . . . . . . . . . . 41
     6.11      Security Interests. . . . . . . . . . . . . . . . . . . . . . 42
     6.12      Transaction . . . . . . . . . . . . . . . . . . . . . . . . . 42
     6.13      Compliance with ERISA . . . . . . . . . . . . . . . . . . . . 43
     6.14      Capitalization. . . . . . . . . . . . . . . . . . . . . . . . 44
     6.15      Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . 44
     6.16      Intellectual Property . . . . . . . . . . . . . . . . . . . . 45
     6.17      Compliance with Statutes, etc.. . . . . . . . . . . . . . . . 45
     6.18      Environmental Matters . . . . . . . . . . . . . . . . . . . . 45
     6.19      Properties. . . . . . . . . . . . . . . . . . . . . . . . . . 46
     6.20      Labor Relations . . . . . . . . . . . . . . . . . . . . . . . 46
     6.21      Tax Returns and Payments. . . . . . . . . . . . . . . . . . . 47
     6.22      Existing Indebtedness . . . . . . . . . . . . . . . . . . . . 47

SECTION 7.     Affirmative Covenants . . . . . . . . . . . . . . . . . . . . 47
     7.01      Information Covenants . . . . . . . . . . . . . . . . . . . . 48
     7.02      Books, Records and Inspections. . . . . . . . . . . . . . . . 51
     7.03      Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . 52
     7.04      Payment of Taxes. . . . . . . . . . . . . . . . . . . . . . . 52
     7.05      Corporate Franchises. . . . . . . . . . . . . . . . . . . . . 52
     7.06      Compliance with Statutes, etc.. . . . . . . . . . . . . . . . 52
     7.07      Compliance with Environmental Laws. . . . . . . . . . . . . . 53
     7.08      ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
     7.09      Good Repair . . . . . . . . . . . . . . . . . . . . . . . . . 54
     7.10      End of Fiscal Years; Fiscal Quarters. . . . . . . . . . . . . 55
     7.11      Additional Security; Further Assurances . . . . . . . . . . . 55
     7.12      Register. . . . . . . . . . . . . . . . . . . . . . . . . . . 56
     7.13      Interest Rate Protection Agreements . . . . . . . . . . . . . 57

                                                                            Page
                                                                            ----

SECTION 8.     Negative Covenants. . . . . . . . . . . . . . . . . . . . . . 57
     8.01      Changes in Business . . . . . . . . . . . . . . . . . . . . . 57
     8.02      Consolidation, Merger, Sale or Purchase of Assets, etc. . . . 57
     8.03      Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
     8.04      Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . 63
     8.05      Advances, Investments and Loans . . . . . . . . . . . . . . . 64
     8.06      Dividends, etc. . . . . . . . . . . . . . . . . . . . . . . . 67
     8.07      Transactions with Affiliates. . . . . . . . . . . . . . . . . 69
     8.08      Capital Expenditures. . . . . . . . . . . . . . . . . . . . . 69
     8.09      Minimum Consolidated EBITDA . . . . . . . . . . . . . . . . . 70
     8.10      Interest Coverage Ratio . . . . . . . . . . . . . . . . . . . 70
     8.11      Leverage Ratio. . . . . . . . . . . . . . . . . . . . . . . . 71
     8.12      Limitation on Voluntary Payments and Modifications
               of Indebtedness; Modifications of Certificate of
               Incorporation, By-Laws and Certain Other Agreements;
               Issuances of Capital Stock; etc.. . . . . . . . . . . . . . . 71
     8.13      Limitation on Certain Restrictions on Subsidiaries. . . . . . 72
     8.14      Limitation on the Creation of Subsidiaries. . . . . . . . . . 72

SECTION 9.     Events of Default . . . . . . . . . . . . . . . . . . . . . . 73
     9.01      Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . 73
     9.02      Representations, etc. . . . . . . . . . . . . . . . . . . . . 73
     9.03      Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . 73
     9.04      Default Under Other Agreements. . . . . . . . . . . . . . . . 74
     9.05      Bankruptcy, etc.. . . . . . . . . . . . . . . . . . . . . . . 74
     9.06      ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
     9.07      Security Documents. . . . . . . . . . . . . . . . . . . . . . 75
     9.08      Guarantees. . . . . . . . . . . . . . . . . . . . . . . . . . 76
     9.09      Judgments . . . . . . . . . . . . . . . . . . . . . . . . . . 76
     9.10      Ownership . . . . . . . . . . . . . . . . . . . . . . . . . . 76

SECTION 10.    Definitions . . . . . . . . . . . . . . . . . . . . . . . . . 77

SECTION 11.    The Agent . . . . . . . . . . . . . . . . . . . . . . . . . .101
    11.01      Appointment . . . . . . . . . . . . . . . . . . . . . . . . .101
    11.02      Delegation of Duties. . . . . . . . . . . . . . . . . . . . .102
    11.03      Exculpatory Provisions. . . . . . . . . . . . . . . . . . . .102
    11.04      Reliance by Agent . . . . . . . . . . . . . . . . . . . . . .102
    11.05      Notice of Default . . . . . . . . . . . . . . . . . . . . . .103
    11.06      Nonreliance on Agent and Other Banks. . . . . . . . . . . . .103
    11.07      Indemnification . . . . . . . . . . . . . . . . . . . . . . .104
    11.08      Agent in Its Individual Capacity. . . . . . . . . . . . . . .104
    11.09      Holders . . . . . . . . . . . . . . . . . . . . . . . . . . .105
    11.10      Resignation of the Agent; Successor Agent . . . . . . . . . .105

SECTION 12.    Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . .105
    12.01      Payment of Expenses, Etc. . . . . . . . . . . . . . . . . . .105
    12.02      Right of Setoff . . . . . . . . . . . . . . . . . . . . . . .106

                                                                            Page
                                                                            ----

    12.03      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .107
    12.04      Benefit of Agreement. . . . . . . . . . . . . . . . . . . . .107
    12.05      No Waiver; Remedies Cumulative. . . . . . . . . . . . . . . .109
    12.06      Payments Pro Rata . . . . . . . . . . . . . . . . . . . . . .109
    12.07      Calculations; Computations. . . . . . . . . . . . . . . . . .110
    12.08      Governing Law; Submission to Jurisdiction; Venue. . . . . . .110
    12.09      Counterparts. . . . . . . . . . . . . . . . . . . . . . . . .111
    12.10      Effectiveness . . . . . . . . . . . . . . . . . . . . . . . .111
    12.11      Headings Descriptive. . . . . . . . . . . . . . . . . . . . .111
    12.12      Amendment or Waiver; etc. . . . . . . . . . . . . . . . . . .111
    12.13      Survival. . . . . . . . . . . . . . . . . . . . . . . . . . .113
    12.14      Domicile of Loans . . . . . . . . . . . . . . . . . . . . . .113
    12.15      Confidentiality . . . . . . . . . . . . . . . . . . . . . . .113
    12.16      Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . . .114

SECTION 13.    Guaranty. . . . . . . . . . . . . . . . . . . . . . . . . . .114
    13.01      The Guaranty. . . . . . . . . . . . . . . . . . . . . . . . .114
    13.02      Bankruptcy. . . . . . . . . . . . . . . . . . . . . . . . . .116
    13.03      Nature of Liability . . . . . . . . . . . . . . . . . . . . .116
    13.04      Independent Obligation. . . . . . . . . . . . . . . . . . . .117
    13.05      Authorization . . . . . . . . . . . . . . . . . . . . . . . .117
    13.06      Reliance. . . . . . . . . . . . . . . . . . . . . . . . . . .118
    13.07      Subordination . . . . . . . . . . . . . . . . . . . . . . . .118
    13.08      Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . .119


ANNEX I        List of Banks and Commitments
ANNEX II       Bank Addresses
[ANNEX III     Existing Letters of Credit]
ANNEX IV       Real Properties
ANNEX V        Existing Investments
ANNEX VI       Subsidiaries
ANNEX VII      Existing Indebtedness
ANNEX VIII     Insurance
ANNEX IX       Existing Liens

SCHEDULE 6.04         Litigation
SCHEDULE 6.10         Financial Condition
SCHEDULE 6.18         Environmental Matters

EXHIBIT A-1     --    Form of Notice of Borrowing
EXHIBIT A-2     --    Form of Letter of Credit Request
EXHIBIT B-1     --    Form of Revolving Note
EXHIBIT B-2     --    Form of Swingline Note
EXHIBIT C       --    Form of Section 4.04(b)(ii) Certificate
EXHIBIT D       --    Form of Opinion of Company's Counsel
EXHIBIT E       --    Form of Officers' Certificate
EXHIBIT F       --    Form of Pledge Agreement
EXHIBIT G       --    Form of Security Agreement
EXHIBIT I       --    Form of Solvency Certificate

                                                                            Page
                                                                            ----

EXHIBIT K       --    Form of Assignment and Assumption Agreement
EXHIBIT L       --    Form of Intercompany Note
EXHIBIT M-1     --    Form of Mortgage
EXHIBIT M-2     --    Form of Deed of Trust

          This REVOLVING CREDIT AGREEMENT, dated as of October 2, 1996 (the "Agreement"), among SUPERIOR TELECOM INC., a Delaware corporation (the "Company"), each of the Subsidiary Guarantors party hereto (the "Guarantors"), the lending institutions from time to time party hereto (each a "Bank" and, collectively, the "Banks") and BANKERS TRUST COMPANY, as Administrative Agent (in such capacity, the "Agent"), and BANK OF BOSTON CONNECTICUT, as Documentation Agent. Unless otherwise defined herein, all capitalized terms used herein and defined in Section 10 are used herein as so defined.

                              W I T N E S S E T H :

          WHEREAS, The Alpine Group, Inc., a Delaware corporation ("Alpine"), currently owns all of the outstanding stock of (i) the Company, (ii) Superior Telecommunications Inc., a Georgia corporation ("Superior"), and (iii) DNE Systems, Inc., a Delaware corporation ("DNE");

          WHEREAS, in connection with the reorganization of the ownership of Superior and DNE as direct subsidiaries of the Company as described below, Alpine intends to, among other things, recapitalize the capital stock of Superior into shares of common stock, all of which will be held directly by the Company, and preferred stock, including 20,000 shares of the 6% Cumulative Preferred Stock, par value $1.00 per share, of Superior having an aggregate liquidation preference of $20,000,000 (the "Superior Preferred Stock"), which will be retained by Alpine following the reorganization;

          WHEREAS, Alpine intends to contribute to the Company (the "Contribution") (x) all of the issued and outstanding common stock of Superior and (y) all of the issued and outstanding capital stock of DNE;

          WHEREAS, in connection with the reorganization of the ownership of Superior and DNE described above, Alpine will, immediately prior to the Contribution, cause Superior and DNE to (a) repay all intercompany debt owed by Superior and DNE to any of their Affiliates and (b) declare one or more dividends on its common stock, which repayment and dividend shall not exceed, in the aggregate, $151,700,000 (the "Repayment" and, together with the Contribution, the "Transaction");

          WHEREAS, the Company, concurrently with or shortly after the Transaction, currently intends to consummate an initial public offering of Company Common Stock generating gross cash proceeds to the Company of at least $75.0 million (such initial public offering, if consummated on or before November 15, 1996, is hereinafter called the "Initial Public Offering"); and

          WHEREAS, subject to and upon the terms and conditions herein set forth, the Banks are willing to make Revolving Loans to the Company and issue Letters of Credit for the purposes described herein;

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein, each of the Company, the Banks, the Documentation Agent and the Agent hereby agrees as follows:

          SECTION 1.  AMOUNT AND TERMS OF CREDIT.

          1.01 COMMITMENTS. (a) Subject to and upon the terms and conditions herein set forth, each Bank severally agrees, at any time and from time to time on and after the Initial Borrowing Date and prior to the Final Maturity Date, to make a revolving loan or loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Company, which Revolving Loans: (i) shall be denominated in U.S. Dollars, (ii) except as hereinafter provided, shall, at the option of the Company, be incurred and maintained as and/or converted into Base Rate Loans or Eurodollar Loans (PROVIDED, HOWEVER, that all Loans from the Initial Borrowing Date until the 30th day after the Initial Borrowing Date shall be Base Rate Loans); and FURTHER PROVIDED that (x) all Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Revolving Loans of the same Type and (y) unless the Agent has determined that the Syndication Date has occurred (at which time this clause (y) shall no longer be applicable), no more than two Borrowings of Revolving Loans to be maintained as Eurodollar Loans may be incurred after the 30th day after the Initial Borrowing Date and prior to the 90th day after the Initial Borrowing Date (each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on a single date on or after such 30th day and the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing), (iii) may be repaid and reborrowed in accordance with the provisions hereof and (iv) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when combined with such Bank's Percentage of the Swingline Loans then outstanding and the Letter of Credit Outstandings (exclusive of Unpaid Drawings relating to Letters of Credit which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, equals the Revolving Loan Commitment of such Bank at such time.

          (b) Subject to and upon the terms and conditions herein set forth, BTCo in its individual capacity agrees to make at any time and from time to time on and after the Initial Borrowing Date and prior to the Swingline Expiry Date, a loan or loans to the Company (each a "Swingline Loan" and, collectively, the "Swingline Loans"), which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) shall be denominated in U.S. Dollars,
(iii) may be repaid and reborrowed in accordance with the provisions hereof,
(iv) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the Letter of Credit Outstandings (exclusive of Unpaid Drawings relating to Letters of Credit which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, an amount equal to the Total Revolving Loan Commitment then in effect and (v) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. BTCo shall not be obligated to make any Swingline Loans at a time when a Bank Default exists unless BTCo has entered into arrangements satisfactory to it and the Company to eliminate BTCo's risk with respect to the Defaulting Bank's or Banks' participation in such Swingline Loans, including by cash collateralizing such Defaulting Bank's or Banks' Percentage of the outstanding Swingline Loans. BTCo will not make a Swingline Loan after it has received written notice from the Company or the Required Banks stating that a Default or an Event of Default exists until such time as BTCo shall have received a written notice of (i) rescission of such notice from the party or parties originally delivering the same or (ii) a waiver of such Default or Event of Default from the Required Banks.

          (c) On any Business Day, BTCo may, in its sole discretion, give notice to the Banks and the Company that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (PROVIDED that each such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 9.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 9), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Banks PRO RATA based on each Bank's Percentage, and the proceeds thereof shall be applied directly to repay BTCo for such outstanding Swingline Loans. Each Bank hereby irrevocably agrees to make Base Rate Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by BTCo notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder,
(ii) whether any conditions specified in Section 5 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing and (v) any reduction in the Total Revolving Loan Commitment after any such Swingline Loans were made. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Company), each Bank (other than BTCo) hereby agrees that it shall forthwith purchase from BTCo (without recourse or warranty) such assignment of the outstanding Swingline Loans as shall be necessary to cause the Banks to share in such Swingline Loans ratably based upon their respective Percentages; PROVIDED that all interest payable on the Swingline Loans shall be for the account of BTCo until the date the respective assignments is purchased and, to the extent attributable to the purchased assignment, shall be payable to the Bank purchasing same from and after such date of purchase.

          1.02 MINIMUM BORROWING AMOUNTS, ETC. The aggregate principal amount of each Borrowing of Loans shall not be less than the Minimum Borrowing Amount applicable to such Loans, except that no Minimum Borrowing Amount shall be applicable to any Revolving Loan requested by the Company which will be used to repay a Swingline Loan. More than one Borrowing may be incurred on any day; PROVIDED that at no time shall there be outstanding more than three Borrowings of Eurodollar Loans.

          1.03 NOTICE OF BORROWING. (a) Whenever the Company desires to incur Revolving Loans hereunder (excluding Borrowings of Revolving Loans incurred pursuant to Mandatory Borrowings), it shall give the Agent at its Notice Office, prior to 10:00 A.M. (New York time), at least two Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans and at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans to be made hereunder. Each such notice (each a "Notice of Borrowing") shall, except as provided in Section 1.10, be irrevocable, and, in the case of each written notice and each confirmation of telephonic notice, shall be in the form of EXHIBIT A-1, appropriately completed to specify (i) the aggregate principal amount of the Revolving Loans to be made pursuant to such Borrowing,
(ii) the date of such Borrowing (which shall be a Business Day) and (iii) whether the respective Borrowing shall consist of Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall promptly give each Bank written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Bank's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

          (b) (i) Whenever the Company desires to incur Swingline Loans hereunder, it shall give BTCo not later than 2:00 P.M. (New York time) on the day such Swingline Loan is to be made, written notice (or telephonic notice promptly confirmed in writing) of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and shall specify in each case (x) the date of such Borrowing (which shall be a Business Day) and

(y) the aggregate principal amount of the Swingline Loan to be made pursuant to such Borrowing.

               (ii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(c), with the Company irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such
Section 1.01(c).

          (c) Without in any way limiting the obligation of the Company to confirm in writing any telephonic notice permitted to be given hereunder, the Agent or BTCo (in the case of a Borrowing of Swingline Loans) or the Letter of Credit Issuer (in the case of the issuance of Letters of Credit), as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Agent, BTCo or the Letter of Credit Issuer, as the case may be, in good faith to be from an Authorized Officer of the Company. The Agent's, BTCo's or the Letter of Credit Issuer's record of the terms of such telephonic notice shall be final, conclusive and binding absent manifest error.

          1.04 DISBURSEMENT OF FUNDS. (a) Not later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, not later than 4:00 P.M. (New York time) on the date specified in Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in Section 1.01(c)), each Bank will make available its pro rata share, if any, of each Borrowing requested to be made on such date (or in the case of Swingline Loans, BTCo shall make available the full amount thereof) in the manner provided below. All amounts shall be made available to the Agent in U.S. Dollars and in immediately available funds at the Payment Office and the Agent promptly will make available to the Company by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Agent its portion of the Borrowing or Borrowings to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of Borrowing, and the Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank and the Agent has made available same to the Company, the Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Company, and the Company shall immediately pay such corresponding amount to the Agent, which payment may be made, subject to the terms and conditions of this Agreement, from the proceeds of a Loan. The Agent shall also be entitled to recover from the Bank or the Company, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Company to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (x) if paid by such Bank, the overnight Federal Funds Rate or (y) if paid by the Company, the then applicable rate of interest, calculated in accordance with Section 1.08.

          (b) Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Company may have against any Bank as a result of any default by such Bank hereunder.

          1.05 NOTES. (a) The Company's obligation to pay the principal of, and interest on, all the Loans made to it by each Bank shall be evidenced (i) in the case of Revolving Loans, by a promissory note substantially in the form of EXHIBIT B-1 with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes") and (ii) in the case of Swingline Loans, by a promissory note substantially in the form of EXHIBIT B-2 with blanks appropriately completed in conformity herewith (the "Swingline Note").

          (b) The Revolving Note issued to each Bank shall (i) be executed by the Company, (ii) be payable to such Bank or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank and be payable in the principal amount of the outstanding Revolving Loans evidenced thereby, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of the Credit Documents.

          (c) The Swingline Note issued to BTCo shall (i) be executed by the Company, (ii) be payable to BTCo or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the outstanding Swingline Loans evidenced thereby, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of the Credit Documents.

          (d) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the Company's obligations in respect of such Loans.

          1.06 CONVERSIONS. The Company shall have the option to convert on any Business Day occurring on or after the Initial Borrowing Date, all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of Revolving Loans made pursuant to one or more Borrowings of one or more Types of Revolving Loans into a Borrowing or Borrowings of another Type of Revolving Loan; PROVIDED that (i) except as otherwise provided in
Section 1.10(b), no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto,
(ii) Base Rate Loans may only be converted into Eurodollar Loans if no payment Default, or Event of Default, is in existence on the date of the conversion,
(iii) unless the Agent has determined that the Syndication Date has occurred (at which time this clause (iii) shall no longer be applicable), after the 30th day after the Initial Borrowing Date and prior to the 90th day after the Initial Borrowing Date, conversions of Base Rate Loans into Eurodollar Loans may only be made if any such conversion is effective on the first day of the first or second Interest Period referred to in clause (y) of the proviso to Section 1.01(a)(ii) and then only so long as such conversion does not result in a greater number of Borrowings of Eurodollar Loans prior to the 90th day after the Initial Borrowing Date as are permitted under such Section 1.01(a)(ii) and (iv) Borrowings of Eurodollar Loans resulting from this Section 1.06 shall be limited in number as provided in Section 1.02. Each such conversion shall be effected by the Company by giving the Agent at its Notice Office, prior to 10:00 A.M. (New York time), at least two Business Days' (or one Business Day's in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") specifying the Revolving Loans to be so converted, the Borrowing(s) pursuant to which the Revolving Loans were made and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Revolving Loans.

          1.07 PRO RATA BORROWINGS. All Borrowings of Revolving Loans under this Agreement shall be made by the Banks PRO RATA on the basis of their Revolving Loan Commitments. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Revolving Loans hereunder and that each Bank shall be obligated to make the Revolving Loans to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

          1.08 INTEREST. (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall at all times be the Applicable Base Rate Margin in excess of the Base Rate in effect from time to time.

          (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as applicable, at a rate per annum which shall at all times be the Applicable Eurodollar Margin in excess of the relevant Eurodollar Rate.

          (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall bear interest at a rate per annum equal to the greater of (x) the rate which is 2% in excess of the rate then borne by such Loans and (y) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans from time to time. Interest which accrues under this Section 1.08(c) shall be payable on demand.

          (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof (determined in accordance with Section 4.03) and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on (x) the date of any prepayment or repayment thereof (on the amount prepaid or repaid), (y) the date of any conversion into a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as applicable (on the amount so converted) and (z) the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (e) All computations of interest hereunder shall be made in accordance with Section 12.07(b).

          (f) The Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify the Company and the Banks thereof.

          1.09 INTEREST PERIODS. At the time the Company gives a Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 10:00 A.M. (New York time) on the second Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, the Company shall have the right to elect by giving the Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Company (but otherwise subject to clause (y) of the proviso to Section 1.01(a)(ii)), be a one, two, three or six month period. Notwithstanding anything to the contrary contained above:

               (i) all Eurodollar Loans comprising a single Borrowing shall have the same Interest Period;

               (ii) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

               (iii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

               (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

               (v) no Interest Period shall be elected which extends beyond the Final Maturity Date;

               (vi) no Interest Period may be elected at any time when a Default or any Event of Default is then in existence; and

               (vii) no Interest Period in respect of any Borrowing of Eurodollar Loans shall be elected which extends beyond any date upon which a mandatory prepayment of Revolving Loans is required to be made under
     Section 4.02(a), as a result of reductions to the Total Revolving Loan Commitment pursuant to Section 3.03(b), unless the aggregate principal amount of Revolving Loans which are maintained as Base Rate Loans or which have Interest Periods which will expire on or before such date will be sufficient to make such required payment.

If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Company has failed to elect, or is not permitted to elect by virtue of the application of clause (vi) above, a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Company shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

          1.10 INCREASED COSTS, ILLEGALITY, ETC. (a) In the event that (x) in the case of clause (i) below, the Agent or (y) in the case of clauses (ii) and
(iii) below, any Bank, shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

               (i) on any date for determining the Eurodollar Rate for any Interest Period, that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

               (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of net income taxes or similar charges) because of (x) any change since the date of this Agreement in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or (y) other circumstances affecting such Bank, the interbank Eurodollar market or the position of such Bank in such market; or

               (iii) at any time since the date of this Agreement, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Bank in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law but with which such Bank customarily complies even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Agent in the case of clause (i) above) shall (x) within five Business Days after any such event and (y) within five Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Company and (except in the case of clause (i)) to the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Banks). Thereafter, (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Agent notifies the Company and the Banks that the circumstances giving rise to such notice by the Agent no longer exist (which notice the Agent shall endeavor to give promptly after any express determination thereof by the Agent), and any Notice of Borrowing or Notice of Conversion given by the Company with respect to Eurodollar Loans which have not yet been incurred shall be deemed rescinded by the Company, (y) in the case of clause (ii) above, the Company agrees to pay to such Bank, upon written demand therefor (accompanied by the written notice referred to below), such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Company by such Bank shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Company shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Company may (and in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii) the Company shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Company was notified by a Bank pursuant to Section 1.10(a)(ii) or (iii)), or (ii) if the affected Eurodollar Loan is then outstanding, upon at least two Business Days' notice to the Agent, require the affected Bank to convert each such Eurodollar Loan into a Base Rate Loan (which conversion, in the case of the circumstances described in Section 1.10(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Loan (or such earlier date as shall be required by applicable law)); provided that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

          (c) If any Bank shall have determined that the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, in each case, after the date of this Agreement, has or would have the effect of reducing the rate of return on such Bank's or such other corporation's capital or assets as a consequence of such Bank's Revolving Loan Commitment or obligations hereunder to a level below that which such Bank or such other corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's or such other corporation's policies with respect to capital adequacy), then from time to time, upon written demand by such Bank (with a copy to the Agent), accompanied by the notice referred to in the last sentence of this clause (c), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank or such other corporation for such reduction. Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this
Section 1.10(c), will give prompt written notice thereof to the Company, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Company's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice.

          1.11 COMPENSATION. The Company shall compensate each Bank, promptly upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding loss of anticipated profit with respect to any Eurodollar Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Company or deemed withdrawn pursuant to Section 1.10(a) or (b)); (ii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or as a result of an acceleration of the Loans pursuant to Section 9) or conversion of any Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Company; or (iv) as a consequence of (x) any other default by the Company to repay its Eurodollar Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.10(b). Calculation of all amounts payable to a Bank under this Section 1.11 shall be made as though that Bank had actually funded its relevant

Eurodollar Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that Loan, having maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Bank to a domestic office of that Bank in the Unites States of America; PROVIDED, HOWEVER, that each Bank may fund each of its Eurodollar Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 1.11. It is further understood and agreed that if any repayment of Eurodollar Loans pursuant to Section 4.01 or any conversion of Eurodollar Loans pursuant to Section 1.06 in either case occurs on a date which is not the last day of an Interest Period applicable thereto, such repayment or conversion shall be accompanied by any amounts owing to any Bank pursuant to this Section 1.11.

          1.12 CHANGE OF LENDING OFFICE. Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), 1.10(c), 2.05 or 4.04 with respect to such Bank, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event; PROVIDED that such designation is made on such terms that, in the sole judgment of such Bank, such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequences of the event giving rise to the operation of any such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Company or the right of any Bank provided in Section 1.10,
2.05 or 4.04.

          1.13 REPLACEMENT OF BANKS.  (x) If any Bank becomes a Defaulting Bank,
(y) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.05 or Section 4.04 with respect to any Bank which results in such Bank charging to the Company increased costs in excess of those being generally charged by the other Banks or (z) in the case of a refusal by a Bank to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Banks as provided in Section 12.12(b) the Company shall have the right, if no Default or Event of Default then exists or, in the case of clause (z) above, would exist after giving effect to such replacement, to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferee or Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") and each of whom shall be acceptable to the Agent; PROVIDED that (i) at the time of any replacement pursuant to this
Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 12.04(b) (and with all fees payable pursuant to said Section 12.04(b) to be paid by the

Replacement Bank) pursuant to which the Replacement Bank shall acquire the Revolving Loan Commitment and outstanding Revolving Loans of, and in each case participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Revolving Loans of the Replaced Bank, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01, (y) each Letter of Credit Issuer an amount equal to such Replaced Bank's Percentage of any Unpaid Drawing relating to Letters of Credit issued by such Letter of Credit Issuer (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank and (z) BTCo an amount equal to such Replaced Bank's Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Bank, and (ii) all obligations of the Company then owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including all amounts, if any, owing under Section 1.11) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Agent pursuant to Section 7.12 and, if so requested by the Replacement Bank of the appropriate Revolving Note or Revolving Notes executed by the Company, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 12.01 and 12.06), which shall survive as to such Replaced Bank.

          SECTION 2.  LETTERS OF CREDIT.

          2.01 LETTERS OF CREDIT. (a) Subject to and upon the terms and conditions herein set forth, the Company may request the Letter of Credit Issuer at any time and from time to time on or after the Initial Borrowing Date and prior to the Business Day preceding the Final Maturity Date to issue, for the account of the Company and in support of, on a standby basis, L/C Supportable Indebtedness of the Company or any of its Subsidiaries that are Guarantors to any other Person, irrevocable letters of credit in such form as may be approved by such Letter of Credit Issuer (each such letter of credit, a "Letter of Credit" and, collectively, the "Letters of Credit"). Notwithstanding the foregoing, no Letter of Credit Issuer shall be under any obligation to issue any Letter of Credit if at the time of such issuance:

               (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Letter of Credit Issuer from issuing such Letter of Credit or any requirement of law applicable to such Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Letter of Credit Issuer shall prohibit, or request that such Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Letter of Credit Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Letter of Credit Issuer is not otherwise compensated pursuant to the terms hereof) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Letter of Credit Issuer as of the date hereof and which such Letter of Credit Issuer in good faith deems material to it; or

               (ii) such Letter of Credit Issuer shall have received notice from the Company or the Required Banks prior to the issuance of such Letter of Credit of the type described in clause (vi) of Section 2.01(b).

          (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed either (x) the Letter of Credit Sublimit or (y) when added to the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding, the Total Revolving Loan Commitment at such time; (ii) each Letter of Credit shall have an expiry date occurring not later than one year after such Letter of Credit's date of issuance; provided that any such Letter of Credit may be automatically extendable for periods of up to one year so long as such Letter of Credit provides that the respective Letter of Credit Issuer retains an option, satisfactory to such Letter of Credit Issuer, to terminate such Letter of Credit within a specified period of time prior to each scheduled extension date; PROVIDED, FURTHER, that each Letter of Credit shall state and shall provide that it shall, in no event, expire no later than five Business Days prior to the Final Maturity Date; (iii) each Letter of Credit shall be denominated in U.S. Dollars; (iv) each Letter of Credit shall provide that the Stated Amount of each Letter of Credit shall not be less than $25,000 or such lesser amount as is acceptable to the respective Letter of Credit Issuer; and
(v) no Letter of Credit Issuer will issue any Letter of Credit after it has received written notice from the Company or the Required Banks stating that a Default or an Event of Default exists until such time as such Letter of Credit Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering the same or (y) a waiver of such Default or Event of Default by the Required Banks.

          (c) Notwithstanding the foregoing, in the event a Bank Default exists, no Letter of Credit Issuer shall be required to issue any Letter of Credit unless the respective Letter of Credit Issuer has entered into arrangements satisfactory to it and the Company to eliminate such Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of the Defaulting Bank or Banks, including by cash collateralizing such Defaulting Bank's or Banks' Percentage of the Letter of Credit Outstandings, as the case may be. No such arrangement shall prejudice the right of the Company or the Letter of Credit Issuer to pursue any available remedies it may have against any Defaulting Bank.

          2.02 LETTER OF CREDIT REQUESTS; NOTICES OF ISSUANCE. (a) Whenever the Company desires that a Letter of Credit be issued, the Company shall give the Agent and the respective Letter of Credit Issuer written notice (or telephonic notice confirmed in writing) thereof prior to 12:00 Noon (New York time) at least two Business Days (or such shorter period as may be acceptable to the respective Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) which written notice shall be in the form of EXHIBIT A-2 (each, a "Letter of Credit Request"). Each Letter of Credit Request shall include any other documents as such Letter of Credit Issuer customarily requires in connection therewith.

          (b) Each Letter of Credit Issuer shall, promptly after each issuance of, or amendment or modification to, a Letter of Credit issued by it, give the Agent, each Bank and the Company written notice of the issuance of, or amendment or modification to, such Letter of Credit, accompanied by a copy of the Letter of Credit or Letters of Credit issued by it and each such amendment or modification thereto.

          2.03 AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS. (e) The Company hereby agrees to reimburse each Letter of Credit Issuer, by making payment to the Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit issued by it (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") no later than one Business Day following the date of such payment or disbursement, with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the Applicable Base Rate Margin in excess of the Base Rate as in effect from time to time (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of such payment or disbursement), such interest also to be payable on demand. Each Letter of Credit Issuer shall provide the Company prompt notice of any payment or disbursement made by it under any Letter of Credit issued by it, although the failure of, or delay in, giving any such notice shall not release or diminish the obligations of the Company under this Section 2.03(a) or under any other Section of this Agreement.

          (b) The Company's obligation under this Section 2.03 to reimburse the respective Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Company or any of its Subsidiaries may have or have had against such Letter of Credit Issuer, the Agent or any Bank, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit issued by it to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such drawing; PROVIDED, HOWEVER, that the Company shall not be obligated to reimburse such Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit issued by it as a result of acts or omissions that have been found to constitute willful misconduct or gross negligence on the part of such Letter of Credit Issuer.

          2.04 LETTER OF CREDIT PARTICIPATIONS. (a) Immediately upon the issuance by a Letter of Credit Issuer of any Letter of Credit, such Letter of Credit Issuer shall be deemed to have sold and transferred to each other Bank, and each such Bank (each a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Percentage, in such Letter of Credit, each substitute Letter of Credit, each drawing made thereunder and the obligations of the Company under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Agent for the account of the Banks as provided in Section 3.01(b) and the Participants shall have no right to receive any portion of any Facing Fees with respective to such Letters of Credit) and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments of the Banks pursuant to Section 1.13 or 12.04(b), it is hereby agreed that, with respect to all outstanding Letter of Credit and Unpaid Drawings with respect thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Percentages of the assigning and assignee Bank.

          (b) In determining whether to pay under any Letter of Credit, no Letter of Credit Issuer shall have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Letter of Credit Issuer under or in connection with any Letter of Credit issued by it if taken or omitted in the absence of such a finding of gross negligence or willful misconduct, shall not create for such Letter of Credit Issuer any resulting liability.

          (g) In the event that any Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the Company shall not have reimbursed such amount in full to the Letter of Credit Issuer pursuant to
Section 2.03(a), such Letter of Credit Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Participant of such failure, and each such Participant shall promptly and unconditionally pay to the Agent for the account of such Letter of Credit Issuer, the amount of such Participant's Percentage of such payment in U.S. Dollars and in same day funds; PROVIDED, HOWEVER, that no Participant shall be obligated to pay to the Agent its Percentage of such unreimbursed amount for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit issued by it as a result of acts or omissions that have been found to constitute willful misconduct or gross negligence on the part of such Letter of Credit Issuer. If the Agent so notifies any Participant required to fund a payment under a Letter of Credit prior to 11:00 A.M. (New York time) on any Business Day, such Participant shall make available to the Agent for the account of the respective Letter of Credit Issuer such Participant's Percentage of the amount of such payment on such Business Day in same day funds (and, to the extent such notice is given after 11:00 A.M. (New York time) on any Business Day, such Participant shall make such payment on the immediately following Business Day). If and to the extent such Participant shall not have so made its Percentage of the amount of such payment available to the Agent for the account of the respective Letter of Credit Issuer, such Participant agrees to pay to the Agent for the account of such Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of the Letter of Credit Issuer at the overnight Federal Funds Rate. The failure of any Participant to make available to the Agent for the account of the respective Letter of Credit Issuer its Percentage of any payment under any Letter of Credit issued by it shall not relieve any other Participant of its obligation hereunder to make available to the Agent for the account of such Letter of Credit Issuer its applicable Percentage of any payment under any such Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Agent for the account of such Letter of Credit Issuer such other Participant's Percentage of any such payment.

          (d) Whenever any Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Agent has received for the account of such Letter of Credit Issuer any payments from the Participants pursuant to clause (c) above, such Letter of Credit Issuer shall pay to the Agent and the Agent shall promptly pay to each Participant which has paid its Percentage thereof, in U.S. Dollars and in same day funds, an amount equal to such Participant's Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective participations.

          (e) The obligations of the Participants to make payments to the Agent for the account of the respective Letter of Credit Issuer with respect to each Letter of Credit issued by it shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

               (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

               (ii) the existence of any claim, set-off, defense or other right which the Company or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, any Letter of Credit Issuer, any Bank, or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Company or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

               (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

               (v)  the occurrence of any Default or Event of Default.

          2.05 INCREASED COSTS. If the adoption or effectiveness of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Letter of Credit Issuer or any Participant with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency, in each case, after the date hereof, shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Letter of Credit Issuer or such Participant's participation therein, or (ii) impose on any Letter of Credit Issuer or any Participant any other conditions affecting this Agreement, any Letter of Credit or such Participant's participation therein; and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such Participant hereunder, then, upon written demand to the Company by such Letter of Credit Issuer or such Participant (a copy of which notice shall be sent by such Letter of Credit Issuer or such Participant to the Agent), accompanied by the certificate described in the last sentence of this Section 2.05, the Company shall pay to such Letter of Credit Issuer or such Participant such additional amount or amounts as will compensate such Letter of Credit Issuer or such Participant for such increased cost or reduction. A certificate submitted to the Company by such Letter of Credit Issuer or such Participant, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such Participant to the Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate such Letter of Credit Issuer or such Participant as aforesaid shall be final and conclusive and binding on the Company absent manifest error, although the failure to deliver any such certificate shall not release or diminish the Company's obligations to pay additional amounts pursuant to this Section 2.05 upon subsequent receipt of such certificate.

          SECTION 3.  FEES; COMMITMENTS.

          3.01 FEES. (a) The Company shall pay to the Agent for distribution to each Non-Defaulting Bank a commitment fee (the "Commitment Fee") for the period from and including the Effective Date to but not including the Final Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate for each day equal to .50% on the daily average Unutilized Revolving Loan Commitment of such Bank. Accrued Commitment Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and the date upon which the Total Revolving Loan Commitment is terminated.

          (b) The Company shall pay to the Agent for the account of the Banks PRO RATA on the basis of their Percentages, a fee in respect of each Letter of Credit (the "Letter of Credit Fee") computed at a rate per annum equal to the Applicable Eurodollar Margin then in effect on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon and until the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

          (c) The Company shall pay to the Agent for the account of each Letter of Credit Issuer a fee in respect of each Letter of Credit issued by such Letter of Credit Issuer (the "Facing Fee") computed at the rate of 1/4 of 1% per annum on the daily Stated Amount of such Letter of Credit; PROVIDED that in no event shall the annual Facing Fee with respect to each Letter of Credit be less $500; it being agreed that, on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof prior to the termination of such Letter of Credit. Except as provided in the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

          (d) The Company shall pay directly to each Letter of Credit Issuer upon each issuance of, payment under, and/or amendment of, a Letter of Credit issued by such Letter of Credit Issuer such amount as shall at the time of such issuance, payment or amendment be the administrative charge which such Letter of Credit Issuer is customarily charging for issuances of, payments under or amendments of, letters of credit issued by it.

          (e) The Company shall pay to the Agent and the Documentation Agent, for its own respective account, such fees as may be agreed to from time to time between the Company and the Agent and the Company and the Documentation Agent, as the case may be, in each case, when and as due.

          (f) All computations of Fees shall be made in accordance with Section 12.07(b).

          3.02 VOLUNTARY TERMINATION OR REDUCTION OF TOTAL UNUTILIZED REVOLVING LOAN COMMITMENT. (a) Upon at least two Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Agent as its Notice Office (which notice the Agent shall promptly transmit to each of the Banks), the Company shall have the right, without premium or penalty, to terminate or partially reduce the Total Unutilized Revolving Loan Commitment; PROVIDED that
(x) any such termination or partial reduction shall apply to proportionately and permanently reduce the Revolving Loan Commitment of each of the Banks and (y) any partial reduction pursuant to this Section 3.02(a) shall be in the amount of at least $500,000.

          (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 12.12(b), the Company (with the consent of the Agent) shall have the right, upon five Business Days' prior written notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks), to terminate the entire Revolving Loan Commitment of such Bank, so long as all Revolving Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Bank (including all amounts, if any, owing pursuant to Section 1.11) are repaid concurrently with the effectiveness of such termination pursuant to Section 4.01(b) and the Company shall pay to the Agent as such time an amount in cash and/or Cash Equivalents equal to such Bank's applicable Percentage of the outstanding Letters of Credit (which cash and/or Cash Equivalents shall be held by the Agent as security for the obligations of the Company hereunder in respect of the outstanding Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Agent, which shall permit certain investments in Cash Equivalents reasonably satisfactory to the Agent until the proceeds are applied to the secured obligations) (at which time Annex I shall be deemed modified to reflect such changed amounts), and at such time, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnification under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 12.01 and 12.06), which shall survive as to such repaid Bank.

          3.03 MANDATORY REDUCTION OF REVOLVING LOAN COMMITMENTS. (a) The Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on November 30, 1996 unless the Initial Borrowing Date has occurred on or before such date.

          (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment shall be permanently reduced on the dates set forth below and by the amounts set forth opposite such dates below:

                         Amount of Reduction      Amount of Reduction
                         if the Initial           if the Initial
                         Public Offering          Public Offering
     Date                Has Not Occurred         Has Occurred
--------------------------------------------------------------------------------

October 31, 1999           $ 30,000,000             $ 25,000,000

October 31, 2000           $ 30,000,000             $ 25,000,000

October 31, 2001           $115,000,000             $100,000,000

          (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date on or after the Initial Borrowing Date on which the Company or any of its Subsidiaries receives Net Cash Proceeds from an Asset Sale or Sales in excess of $1,000,000 individually or $1,000,000 in the aggregate in any consecutive twelve month period, the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to 100% of such Net Cash Proceeds; PROVIDED that with respect to no more than $5,000,000 in the aggregate of such Net Cash Proceeds in any consecutive twelve month period of the Company, such Net Cash Proceeds shall not give rise to a reduction to the Total Revolving Loan Commitment on such date to the extent that no Default or Event of Default then exists and the Company delivers a certificate to the Agent on or prior to such date stating that such Net Cash Proceeds shall be used to purchase assets used or to be used in the businesses permitted pursuant to
Section 8.01 (including, without limitation (but only to the extent permitted by Section 8.02), the purchase of the capital stock (or other equity interests) of a Person engaged in such businesses) within one year following the date of receipt of such Net Cash Proceeds from such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended); and PROVIDED, FURTHER, that (1) if all or any portion of such Net Cash Proceeds are not so used (or contractually committed to be used) within such one year period, the Total Revolving Loan Commitment shall be permanently reduced on the last day of such period by an amount equal to such remaining portion and (2) if all or any portion of such Net Cash Proceeds are not so used within such one year period referred to in clause (1) above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, the Total Revolving Loan Commitment shall be permanently reduced on the date of such termination or expiration by an amount equal to such remaining portion.

          (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date on or after the Initial Borrowing Date on which the Company or any of its Subsidiaries receives any cash proceeds from any incurrence of Indebtedness (other than Indebtedness permitted to be incurred pursuant to Section 8.04) by the Company or any of its Subsidiaries, the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to 100% of the cash proceeds (net of all underwriting discounts, fees and commissions and other costs and expenses associated therewith) of the respective incurrence of Indebtedness.

          (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date on or after the Initial Borrowing Date on which the Company or any of its Subsidiaries receives any cash proceeds exceeding, in one transaction or series of related transactions, $25,000,000, from any sale or issuance of preferred or common equity of (or cash capital contributions to) the Company or any of its Subsidiaries (other than proceeds received from (u) the Transaction, (v) the Initial Public Offering (except as otherwise expressly provided herein), (w) issuances of options to purchase the Company Common Stock to management, directors, non-employee consultants, and employees of the Company and its Subsidiaries, (x) issuances of the Company Common Stock (including as a result of the exercise of any options with regard thereto) to management, directors, non-employee consultants, and employees of the Company and its Subsidiaries, (y) issuance of Company Common Stock as consideration for a Permitted Acquisition and (z) equity contributions to any Subsidiary of the Company made by the Company or any other Subsidiary of the Company), the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to one-half of such cash proceeds (net of all underwriting discounts, fees and commissions and other costs and expenses associated therewith) of the respective equity issuance or capital contribution; PROVIDED that upon consummation of the Initial Public Offering, (x) the Company shall repay Loans so that, after giving effect to the Initial Public Offering, the aggregate amount of Loans then outstanding shall not exceed the Target Amount and (y) the Total Revolving Loan Commitment shall be reduced (to the extent not previously reduced) to $150,000,000.

          (f) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, within 10 days following each date on or after the Initial Borrowing Date on which the Company or any of its Subsidiaries receives any Net Award in respect of any Condemnation or any Net Proceeds in respect of any Destruction, the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to 100% of such Net Award or Net Proceeds, as applicable, but only if required to be applied to repayment of the Loans pursuant to the terms of the applicable Mortgage.

          (g) The Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on the Final Maturity Date.

          (h) Each reduction to the Total Revolving Loan Commitment pursuant to this Section 3.03 shall apply proportionately to reduce the Revolving Loan Commitment of each Bank.

          SECTION 4.  PAYMENTS.

          4.01 VOLUNTARY PREPAYMENTS.  (a)   The Company shall have the right to
prepay the Loans, in whole or in part, without premium or penalty except as otherwise provided in this Agreement, from time to time on the following terms and conditions: (i) the Company shall give the Agent at its Notice

Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are Revolving Loans or Swingline Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which such Loans were made, which notice shall be given by the Company prior to 11:00 A.M. (New York time) (x) at least one Business Day prior to the date of such prepayment in the case of Revolving Loans maintained as Base Rate Loans, (y) on the date of such prepayment in the case of Swingline Loans and (z) at least three Business Days prior to the date of such prepayment in the case of Eurodollar Loans, which notice shall, except in the case of Swingline Loans, promptly be transmitted by the Agent to each of the Banks; (ii) each prepayment shall be in an aggregate principal amount of at least $1,000,000 (or $100,000 (or, if less, the full amount of Swingline Loans then outstanding) in the case of Swingline Loans); PROVIDED that no partial payment of Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Eurodollar Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto; and (iii) each prepayment in respect of any Revolving Loans made pursuant to a Borrowing shall be applied PRO rata among such Revolving Loans; PROVIDED that such prepayment shall not be applied to any Revolving Loans of a Defaulting Bank.

          (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 12.12(b), the Company shall have the right, upon five Business Days' prior written notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks) to repay all Revolving Loans of such Bank (including all amounts, if any, owing pursuant to Section 1.11), together with accrued and unpaid interest, Fees and all other amounts then owing to such Bank in accordance with said Section 12.12(b) so long as (A) the Revolving Loan Commitment of such Bank is terminated concurrently with such repayment pursuant to Section 3.02(b) (at which time Annex I shall be deemed modified to reflect the changed Revolving Loan Commitments), (B) the Company shall cash collateralize such Bank's applicable Percentage of the Letter of Credit Outstandings in accordance with Section 3.02(b) and (C) in the case of the repayment of Revolving Loans of such Bank, the consents required by Section 12.12(b) in connection with the repayment pursuant to this clause (b) shall have been obtained.

          4.02 MANDATORY PREPAYMENTS.  (a)   If on any date the sum of (i) the
aggregate outstanding principal amount of Revolving Loans and Swingline Loans (after giving effect to all other repayments thereof on such date) plus (ii) the Letter of Credit Outstandings on such date exceeds the Total Revolving Loan Commitment as then in effect, the Company shall repay on such date the principal of Swingline Loans, and if no Swingline Loans are or remain outstanding, Revolving Loans in an aggregate amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Company shall pay to the Agent on such date an amount in cash and/or Cash Equivalents equal to such excess (up to the aggregate amount of Letter of Credit Outstandings at such time) and the Agent shall hold such payment as security for the obligations of the Company hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Agent (which shall permit certain investments in Cash Equivalents reasonably satisfactory to the Agent until the proceeds are applied to the secured obligations); PROVIDED that any such Cash collateral shall be released to the Company at any time at which such excess shall no longer exist.

          (b) Within ten days following the date of receipt by the Company or any Subsidiary Guarantor of any Net Award in respect of a Taking of any Mortgaged Real Property or Net Proceeds of a Destruction of any Mortgaged Real Property required pursuant to the applicable Mortgage to be applied to repayment of the Loans, the Company or such Subsidiary Guarantor shall cause 100% of such Net Award or Net Proceeds to be paid to the Agent. Any such payment shall be applied first to repay outstanding Swingline Loans and then to repay outstanding Revolving Loans.

          (c) With respect to each repayment of Revolving Loans required by this Section 4.02, the Company may designate the Types of Revolving Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing(s) pursuant to which such Loans were made; PROVIDED that (i) Eurodollar Loans may be designated for repayment pursuant to this Section 4.02 only on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required prepayment and all Base Rate Loans have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans to an amount less than the Minimum Borrowing Amount, such Borrowing shall be immediately converted into Base Rate Loans; and (iii) each repayment of any Revolving Loans made pursuant to a Borrowing shall be applied PRO RATA among such Revolving Loans. In the absence of a designation by the Company as described in the preceding sentence, the Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11.

          (d) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date and (ii) all then outstanding Revolving Loans shall be repaid in full on the Final Maturity Date.

          4.03 METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement or under any Note shall be made to the Agent for the ratable account of the Banks entitled thereto, not later than 2:00 P.M. (New York time) on the date when due and shall be made in immediately available funds and in U.S. Dollars at the Payment Office, it being understood that written, telex or facsimile transmission notice by the Company to the Agent to make a payment from the funds in the Company's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement or under any Note which are made later than 2:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day (unless otherwise provided herein), the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

          4.04 NET PAYMENTS. (a) All payments made by the Company hereunder or under any Note will be made without setoff, counterclaim or other defense (which payment shall not be deemed a waiver by the Company of any claims arising under this Agreement). Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payment (but excluding, except as provided in the second succeeding sentence, any tax (including any franchise tax) imposed on or measured by the net income or net profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such nonexcluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Company agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Company agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Bank is located and for any withholding of taxes as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence; PROVIDED, HOWEVER, that no such reimbursement shall be required unless such Bank determines that the amount of such Taxes exceeds the amount of any credit, allowance or deduction allowable to such Bank as an offset against any Taxes payable on behalf of such Bank and in such event reimbursement shall not be required in any amount greater than such excess. The Company will furnish to the Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Company. The Company agrees to indemnify and hold harmless each Bank and the Agent, and reimburse such Bank and the Agent upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank or the Agent. A certificate as to the amount of any such required indemnification payment prepared by such Bank or the Agent shall be final, conclusive and binding for all purposes absent manifest error.

          (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Company and the Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section
1.13 or 12.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit C (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver promptly to the Company and the Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Company and the Agent of its inability to deliver any such Form or Certificate in which case such Bank shall not be required to deliver any such Form or Certificate pursuant to this
Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 12.04(b) and the immediately succeeding sentence, (x) the Company shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Company U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Company shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income withholding or similar taxes imposed by the United States if (I) such Bank has not provided to the Company the Internal Revenue Service Forms required to be provided to the Company pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 12.04(b), the Company agrees to pay additional amounts and to indemnify each Bank and the Agent in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

          SECTION 5. CONDITIONS PRECEDENT. The obligation of each Bank to make each Loan to the Company hereunder, and the obligation of the Letter of Credit Issuer to issue each Letter of Credit hereunder, is subject, at the time of each such Credit Event (except as otherwise hereinafter indicated), to the satisfaction of the following conditions:

          5.01 EXECUTION OF AGREEMENT; NOTES. On or prior to the Initial Borrowing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Agent for the account of each Bank the appropriate Revolving Note and to BTCo the Swingline Note, in each case executed by the Company and in the amount, maturity and as otherwise provided herein.

          5.02 NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of each Credit Event and also after giving effect thereto, (i) there shall exist no Default of Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents in effect at such time shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

          5.03 OFFICER'S CERTIFICATE. On the Initial Borrowing Date, the Agent shall have received a certificate dated such date signed by an appropriate officer of the Company stating that all of the applicable conditions set forth in Sections 5.02, 5.06, 5.07, 5.08, 5.09 (deleting the reference to the Agent therein), 5.10(a) and (b) (deleting the reference to the Agent therein), 5.14 (other than clause (x) thereof), 5.18 and 5.19 exist as of such date.

          5.04 OPINIONS OF COUNSEL. On the Initial Borrowing Date, the Agent and the Documentation Agent shall have received opinions, addressed to the Agent and the Documentation Agent and each of the Banks and dated the Initial Borrowing Date, from (i) Proskauer Rose Goetz & Mendelsohn LLP, counsel to the Credit Parties, in the form of EXHIBIT D and (ii) local and other counsel to the Credit Parties and/or the Agent in each jurisdiction in which the Collateral is located reasonably, which opinions shall cover such matters incident to the transactions contemplated herein and in the other Credit Documents as the Agent may reasonably request and shall be in form and substance reasonably satisfactory to the Agent.

          5.05 CORPORATE PROCEEDINGS.  (a)   On the Initial Borrowing Date, the
Agent shall have received from each Credit Party a certificate, dated the Initial Borrowing Date, signed by the chairman, a vice chairman, the president or any vice- president of such Credit Party, and attested to by the secretary or any assistant secretary of such Credit Party, in the form of EXHIBIT E with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate and all of the foregoing (including each such Certificate of Incorporation and By-Laws) shall be reasonably satisfactory to the Agent.

          (b) On the Initial Borrowing Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by the Credit Documents shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates, bring-down certificates and any other records of corporate proceedings and governmental approvals, if any, which the Agent reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

          5.06 ADVERSE CHANGE, ETC. At the time of each Credit Event and after giving effect thereto, nothing shall have occurred since April 28, 1996 (and neither the Banks nor the Agent shall have become aware of any facts or conditions not previously known or as disclosed in the Registration Statement) which (a) has, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Banks or the Agent, or on the ability of any Credit Party to perform its obligations to them hereunder or under any other Credit Document or (b) has, or could reasonably be expected to have, a Material Adverse Effect.

          5.07 LITIGATION. At the time of each Credit Event and after giving effect thereto, there shall be no actions, suits or proceedings pending or threatened (a) with respect to this Agreement or any other Document or the Transaction or (b) which could reasonably be expected to (i) have a Material Adverse Effect or (ii) have a material adverse effect on the Transaction, the rights or remedies of the Banks or the Agent hereunder or under any other Credit Document or on the ability of any Credit Party to perform its respective obligations to the Banks or the Agent hereunder or under any other Credit Document.

          5.08 APPROVALS. On or prior to the Initial Borrowing Date, all necessary governmental (domestic and foreign) and third party approvals in connection with the Transaction, the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect (other than any such governmental approvals required to consummate the Initial Public Offering), and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction, the transactions contemplated by the Documents and otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the Transaction or the making of Loans.

          5.09 CONSUMMATION OF THE TRANSACTION. On the Initial Borrowing Date, the Company shall have consummated the Transaction on terms, and pursuant to documentation, in form and substance reasonably satisfactory to the Agent.

          5.10  EXISTING CREDIT AGREEMENT.  (a)   On the Initial Borrowing Date,
the commitments under the Existing Credit Agreement shall have been terminated, all loans thereunder shall have been repaid in full, together with all accrued and unpaid interest thereon, all accrued and unpaid fees thereon shall have been repaid in full, all letters of credit issued thereunder shall have been terminated or incorporated hereunder as Letters of Credit, and all other amounts then owing pursuant to the Existing Credit Agreement shall have been repaid in full.

          (b) On the Initial Borrowing Date, all security interests and Liens created under the Existing Credit Agreement and the related security documents on the capital stock of, and assets (including intercompany notes) owned by, the Company and its Subsidiaries shall have been terminated and released, and the Agent shall have received all such releases as may have been requested by the Agent, which releases shall be in the form and substance reasonably satisfactory to the Agent.

          (c) The Agent shall have received evidence from the lenders under the Existing Credit Agreement in form, scope and substance reasonably satisfactory to it that the matters set forth in this Section 5.10(a) and (b) have been satisfied at such time.

          5.11 SECURITY DOCUMENTS. (a) On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered a Pledge Agreement in the form of EXHIBIT F (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the Pledged Securities referred to therein (which, in the case of a Foreign Subsidiary that is not a Guarantor, shall equal 65% of its outstanding capital stock), endorsed in blank in the case of promissory notes or accompanied by executed and undated stock powers in the case of capital stock, and the Pledge Agreement shall be in full force and effect.

          (b) On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered a Security Agreement in the form of EXHIBIT G (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Security Agreement") covering all of the Security Agreement Collateral, together with:

          (A) executed copies of Financing Statements (Form UCC-1) or appropriate local equivalent in appropriate form for filing under the UCC or appropriate local equivalent of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Agreement;

          (B) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, each of a recent date listing all effective financing statements that name the Company or any of its Domestic Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (A) above, together with copies of such financing statements that name the Company or any of its Domestic Subsidiaries as debtor (none of which shall cover the Collateral except (x) those with respect to which appropriate termination statements executed by the secured lender thereunder have been delivered to the Agent and (y) to the extent evidencing Permitted Liens);

          (C) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Security Agreement; and

          (D) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Security Agreement have been taken;

and the Security Agreement shall be in full force and effect.

          5.12 PAYMENT OF FEES. On or before the Initial Borrowing Date and thereafter at the time of each Credit Event and after giving effect thereto, all costs, fees and expenses, and all other compensation contemplated by this Agreement or any other agreement with the Agent, the Documentation Agent or any Bank, due to the Agent, the Documentation Agent or the Banks (including, without limitation, legal fees and expenses) shall have been paid to the extent then due.

          5.13 CONDITIONS RELATING TO MORTGAGED REAL PROPERTIES. On or prior to the Initial Borrowing Date, the Company and each Subsidiary Guarantor shall have caused to be delivered to the Collateral Agent, on behalf of the Banks, the following documents and instruments:

               (i) a Mortgage encumbering each Mortgaged Real Property in favor of the Collateral Agent, for the benefit of the Banks, duly executed and acknowledged by the Company or the Subsidiary Guarantor that is the owner of or holder of an interest in such Mortgaged Real Property, and otherwise in form for recording in the recording office of each political subdivision or foreign jurisdiction where each such Mortgaged Real Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable law, and such

     UCC-1 financing statements and other similar statements as are contemplated by the counsel opinions described in Section 5.04 in respect of such Mortgage, all of which shall be in form and substance reasonably satisfactory to the Collateral Agent, and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, which Mortgage and financing statements and other instruments shall be effective to create a first priority Lien on such Mortgaged Real Property subject to no Liens other than Prior Liens applicable to such Mortgaged Real Property;

               (ii) with respect to each Mortgaged Real Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as necessary or required to consummate the transactions contemplated hereby or as shall reasonably be deemed necessary by the Collateral Agent in order for the owner or holder of the fee interest constituting such Mortgaged Real Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Real Property;

               (iii) with respect to each Mortgage, a policy (or commitment to issue a policy) of title insurance insuring (or committing to insure) the Lien of such Mortgage as a valid first priority Lien on the real property and fixtures described therein in an amount not less than 115% of the fair market value thereof which policy (or commitment) shall (a) be issued by the Title Company, (b) include such reinsurance arrangements (with provisions for direct access) as shall be reasonably acceptable to the Collateral Agent, (c) contain a "tie-in" or "cluster" endorsement (if available under applicable law) (I.E., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), (d) have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel, architects or other professionals reasonably acceptable to the Collateral Agent to the extent that such opinions can be obtained at a cost which is reasonable with respect to the value of the Real Property subject to such Mortgage) as shall be reasonably requested by the Collateral Agent (including, without limitation, endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit doing business non-imputation, public road access, survey, variable rate and so-called comprehensive coverage over covenants and restrictions) and (e) contain no exceptions to title other than exceptions for the Prior Liens applicable to such Mortgaged Real Property;

               (iv)  with respect to each Mortgaged Real Property, a Survey;

               (v) with respect to each Mortgaged Real Property, policies or certificates of insurance as required by the Mortgage relating thereto, which policies or certificates shall comply with the insurance requirements contained in such Mortgage;

               (vi) with respect to each Real Property and each Mortgaged Real Property, UCC, judgment and tax lien searches confirming that the personal property comprising a part of such Real Property or Mortgaged Real Property is subject to no Liens other than Prior Liens;

               (vii) with respect to each Mortgaged Real Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including, without limitation, a so-called "gap" indemnification) as shall be required to induce the Title Company to issue the policy or policies (or commitment) and endorsements contemplated in subparagraph (iii) above;

               (viii) evidence acceptable to the Collateral Agent of payment by the Company of all title insurance premiums, search and examination charges, survey costs and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the title insurance policies referred to in subparagraph (iii) above;

               (ix) with respect to each Mortgaged Real Property, copies of all Leases, subleases, leases in which the Company or a Subsidiary Guarantor holds the tenant's interest or other agreements relating to possessory interests. To the extent any of the foregoing affect any Mortgaged Real Property, such agreement shall be subordinate to the Lien of the Mortgage to be recorded against such Mortgaged Real Property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement, and shall otherwise be acceptable to the Collateral Agent;

               (x) with respect to each Mortgaged Real Property, an officer's certificate or other evidence satisfactory to the Collateral Agent that as of the date thereof there (a) has been issued and is in effect a valid and proper certificate of occupancy or local or foreign equivalent for the use then being made of such Mortgaged Real Property (or that none is required under law) and that there is not outstanding any citation, violation or similar notice indicating that such Mortgaged Real Property contains conditions which are not in compliance with local or foreign codes or ordinances relating to building or fire safety or structural soundness, (b) has not occurred any Taking or Destruction of any Mortgaged Real Property and (c) are no disputes regarding boundary lines, location, encroachment or possession of such

    Mortgaged Real Property and no state of facts existing which could reasonably be expected to give rise to any such claim.

         5.14 EXISTING INDEBTEDNESS AGREEMENTS; TAX ALLOCATION AGREEMENTS, ETC. On or prior to the Initial Borrowing Date, there shall have been delivered to the Agent copies, certified as true and correct by an appropriate officer of the Company, of:

         (a) all agreements evidencing or relating to the Existing Indebtedness that are to remain in effect after giving effect to the consummation of the Transaction (collectively, the "Existing Indebtedness Agreements");

         (b) any tax sharing or tax allocation agreements entered into, or to be entered into, by the Company or any of its Subsidiaries (collectively, the "Tax Allocation Agreements"); and

         (c) all agreements and documents relating to the Transaction, including, without limitation, the certificate of designation relating to the Superior Preferred Stock (collectively, the "Transaction Documents");

all of which agreements and documents shall be (x) in form and substance satisfactory to the Agent and (y) in full force and effect on the Initial Borrowing Date.

         5.15 SOLVENCY CERTIFICATE; EVIDENCE OF INSURANCE. On the Initial Borrowing Date, the Agent shall have received:

         (a) (i) a solvency opinion from Houlihan Lokey, in form and substance satisfactory to the Agent, and (ii) one or more solvency certificates in the form of EXHIBIT I from the chief financial officer of the Company and of each Guarantor and dated the Initial Borrowing Date, in each case, addressed to the Agent, the Documentation Agent and each Bank, and reciting that, both prior to and after giving effect to the Transaction and the incurrence of all financings contemplated herein, the Company and each of its Subsidiaries (on a stand-alone basis) are not and will not be rendered insolvent or inadequately capitalized for the respective businesses they intend to conduct and have not and will not have incurred debts beyond their ability to pay as they mature and that, upon consummation of the Transaction, (x) the total assets of Superior exceeds the amount necessary to pay all of its liabilities and, unless otherwise provided by the Superior certificate of incorporation, to pay any distribution preference on any outstanding preferred stock upon dissolution and (y) the amount by which the total assets of the Company and DNE exceeds and will exceed its liabilities is no less than their respective stated capital; and that neither the Company nor any of its Subsidiaries is entering into the

    Transaction with the intent to hinder, delay or defraud any creditor of the Company or any of its Subsidiaries; and

         (b)  evidence of insurance complying with the requirements of Section
    7.03 for the business and properties of the Company and its Subsidiaries, in scope, form and substance reasonably satisfactory to the Agent and naming the Collateral Agent as an additional insured and/or loss payee, and stating that such insurance shall not be cancelled or revised without at least 30 days' (or 10 days' in the case of non-payment of premium) prior written notice by the insurer to the Collateral Agent.

         5.16 PRO FORMA BALANCE SHEET. On or prior to the Initial Borrowing Date, there shall have been delivered to the Agent an unaudited PRO FORMA consolidated balance sheet of the Company and its Subsidiaries as of July 28, 1996 after giving effect to the Transaction and the borrowings to occur on the Initial Borrowing Date and prepared in accordance with GAAP, together with a related funds flow statement, which PRO FORMA balance sheets and funds flow statement shall be reasonably satisfactory in form and substance to the Agent and the Required Banks.

         5.17 PROJECTIONS. On or prior to the Initial Borrowing Date, the Banks shall have received the financial projections dated August 29, 1996 (the "Projections"), which include the projected consolidated and consolidating results of the Company and its Subsidiaries for at least the five fiscal years ended after the Initial Borrowing Date.

         5.18 CONSENT SOLICITATION. On or prior to the Initial Borrowing Date, the consent solicitation with respect to the Alpine Senior Secured Notes shall have been consummated in accordance with the terms of the Consent Solicitation dated August 29, 1996 and the related amendments to such Senior Secured Notes shall have become effective, which amendments shall include an amendment that the Company and its Subsidiaries are Unrestricted Subsidiaries for all purposes of such Notes.

         5.19 CONSENT OF THE CONNECTICUT DEVELOPMENT AUTHORITY. On or prior to the Initial Borrowing Date, the Connecticut Development Authority shall consent to the Transaction and the execution, delivery and performance by the Credit Parties of the Credit Documents including changing all references to the Existing Credit Agreement in the loan agreement between DNE and the Connecticut Development Authority to the Credit Documents.

         5.20 NOTICE OF BORROWING; LETTER OF CREDIT REQUEST. The Agent shall have received a Notice of Borrowing satisfying the requirements of Section 1.03 with respect to each incurrence of Loans; and the Agent and the Letter of Credit Issuer shall have received a Letter of Credit Request satisfying the requirements of Section 2.02 with respect to each issuance of a Letter of Credit.

         The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to the Agent and each of the Banks that all of the applicable conditions specified above exist as of the date of such Credit Event. All of the certificates, legal opinions and other documents and papers referred to in this Section 5, unless otherwise specified, shall be delivered to the Agent at its Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be reasonably satisfactory in form and substance to the Agent and the Required Banks.

         SECTION 6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. In order to induce the Banks to enter into this Agreement and to make the Loans and issue and/or participate in the Letters of Credit provided for herein, the Company makes the following representations, warranties and agreements with the Banks (in each case after giving PRO FORMA effect to the Transaction including the repayment of Indebtedness under the Existing Credit Agreement to the extent it occurs on the Initial Borrowing Date and (other than with respect to scheduling consents required or necessary) the receipt of all required or necessary consents to the extent that they have been received and are effective on and after the Initial Borrowing Date), all of which shall survive the execution and delivery of this Agreement, the making of the Loans and the issuance of the Letters of Credit (with the occurrence of each Credit Event being deemed to constitute a representation and warranty that the matters specified in this
Section 6 are true and correct in all material respects on and as of the date of each such Credit Event, unless stated to relate to a specific earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date):

         6.01 CORPORATE STATUS. Each of the Company and each of its Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization, (ii) has the requisite corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

         6.02 CORPORATE POWER AND AUTHORITY. Each Credit Party has the requisite corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         6.03 NO VIOLATION. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor compliance by any Credit Party with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, (i) will contravene any applicable provision of any law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Company or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of the Company or any of its Subsidiaries.

         6.04 LITIGATION. There are no actions, suits or proceedings pending or, to the knowledge of the Company or any of its Subsidiaries, threatened, with respect to the Company or any of its Subsidiaries (i) that are likely to have a Material Adverse Effect, except as set forth on Schedule 6.04, or (ii) that could reasonably be expected to have a material adverse effect on the rights or remedies of the Agent or the Banks or on the ability of any Credit Party to perform its respective obligations to the Agent or the Banks hereunder and under the other Credit Documents to which it is, or will be, a party. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the occurrence of any Credit Event.

         6.05 USE OF PROCEEDS; MARGIN REGULATIONS. (a) The proceeds of the Loans shall be utilized (I) on the Initial Borrowing Date to (i) consummate the Transaction and (ii) pay fees and expenses in connection with the Transaction; provided that such borrowings on the Initial Borrowing Date shall not exceed $154,700,000 (or the Target Amount if the Initial Public

Offering has occurred on or before the Initial Borrowing Date) and (II) on and after the Initial Borrowing Date provide (subject to the terms and conditions contained in the Credit Documents) for the general corporate purposes of the Company and its Subsidiaries.


         (b) Neither the making of any Loan, nor the use of the proceeds thereof, will violate the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

         6.06 GOVERNMENTAL APPROVALS. Except for filings with applicable governmental authority contemplated by the Security Documents, all of which shall be made in accordance with such Security Documents, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

         6.07 INVESTMENT COMPANY ACT. Neither the Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         6.08 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Company nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         6.09 TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) (which term shall not include, for purposes of this Section 6.09, the Projections or PRO FORMA information delivered in connection herewith) heretofore or contemporaneously furnished by or on behalf of the Company or any of its Subsidiaries in writing to the Agent or any Bank (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with the Credit Documents or any transaction contemplated therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Persons in writing to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time.

         6.10 FINANCIAL CONDITION; FINANCIAL STATEMENTS. (a) On and as of the Initial Borrowing Date, on a PRO FORMA basis after giving effect to the Transaction and to all Indebtedness incurred, and to be incurred, and Liens created, and to be created, by each Credit Party in connection therewith, (x) the sum of the assets, at a fair valuation (I.E., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that would be obtained for such assets within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), of each of the Company and its Subsidiaries (on a consolidated basis) and the Company (on a stand-alone basis) will exceed its debts, (y) each Credit Party has not incurred nor intended to, nor believes that it will, incur debts beyond its ability to pay such debts as such debts mature and (z) each Credit Party will have sufficient capital with which to conduct its business. For purposes of this Section 6.10, "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured; PROVIDED that to the extent any such "claim" is not fixed, the amount thereof shall equal the Company's good faith estimate of the maximum amount thereof.

         (b) The annual and interim financial statements included in the Registration Statement (both as to the Company and as to its Subsidiaries on a combined basis) (including statements of income and cash flows and changes in shareholders' equity), present fairly in all material respects the financial condition of the relevant Persons at the dates of said statements and the results for the periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied and the financial statements as of and for the fiscal years have been audited by and accompanied by the opinion of Arthur Andersen LLP, independent public accountants.

         (c) Since April 28, 1996, nothing has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

         (d) Except as fully reflected in the financial statements described in Section 6.10(b) and the Indebtedness incurred under this Agreement and except as set forth in Schedule 6.10 hereto, (i) there were as of the Initial Borrowing Date (and after giving effect to any Loans made on such date), no liabilities or obligations (excluding obligations or liabilities incurred in the ordinary course of business, which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect) with respect to the Company or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due), and (ii) neither the Company nor any of its Subsidiaries knows of any basis for the assertion against the Company or any of its Subsidiaries of any such liability or obligation which, either individually or in the aggregate, has, or could be reasonably likely to have, a Material Adverse Effect.

         (e) The PRO FORMA information contained in the Registration Statement and the Projections are based on good faith estimates and assumptions made by the management of the Company, and on the Initial Borrowing Date such management believes that the Projections and such PRO FORMA information were reasonable and, in the case of the Projections, attainable under the facts and circumstances known to management of the Company, it being recognized by the Banks, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results and that the differences could be material. There is no fact known to the Company or any of its Subsidiaries which would have a Material Adverse Effect which has not been disclosed herein or in such other documents, certificates and statements furnished to the Banks for use in connection with the transactions contemplated hereby.

         6.11 SECURITY INTERESTS. On and after the Initial Borrowing Date, each of the Security Documents creates (or after the execution and delivery thereof and, where applicable, filing and/or recording thereof will create), as security for the Obligations, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons, and subject to no Liens other than Prior Liens and Liens permitted under the Security Documents. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made on or prior to the Initial Borrowing Date as contemplated by Section 5.11(b) or on or prior to the execution and delivery thereof as contemplated by Sections 7.11 and 8.14.

         6.12 TRANSACTION. At the time of consummation of the Transaction, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required to make or consummate the Transaction shall have been obtained, given, filed or taken or waived and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained) except where the failure to obtain, give, file, or take would not reasonably be expected to have a Material Adverse Affect. All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Transaction. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Transaction, or the occurrence of any Credit Event or the performance by the Company and its Subsidiaries of their obligations under the Documents and all applicable laws. The Transaction has been consummated in accordance with the respective Documents and all applicable laws.

         6.13 COMPLIANCE WITH ERISA. (a) The Company, its respective Subsidiaries and its respective ERISA Affiliates are in compliance with all applicable provisions of ERISA and the Code and the published regulations and interpretations thereunder with respect to all employee benefit plans (as defined in Section 3(3) of ERISA); no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for a waiver of the minimum funding standard or an extension of any amortization period within the meaning of Section 412 of the Code; all contributions required to be made with respect to a Plan and a Foreign Pension Plan have been timely made; neither the Company nor any Subsidiary of the Company nor any ERISA Affiliate has incurred any liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Section 401(a)(29), 4971, 4975 or 4980 of the Code or reasonably expects to incur any liability (including any indirect, contingent or secondary liability) under any of the foregoing Sections with respect to any Plan (other than liabilities of any ERISA Affiliate which could not, by operation of law or otherwise, become a liability of the Company or any of its Subsidiaries); no proceedings have been instituted to terminate, or to appoint a trustee to administer, any Plan; no condition exists which presents a material risk to the Company or any Subsidiary of the Company or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods consistent with subpart 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Company and its Subsidiaries and its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not, singly or in the aggregate, result in a Material Adverse Effect; no lien imposed under the Code or ERISA on the assets of the Company or any Subsidiary of the Company or any ERISA Affiliate exists or is reasonably likely to arise on account of any Plan; and the Company and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) the obligations with respect to which could reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect.

         (b) Each Foreign Pension Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Neither the Company nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan which is funded, determined as of the end of the most recently ended fiscal year of the Company on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan, and for each Foreign Pension Plan which is not funded, the obligations of such Foreign Pension Plan are properly accrued.

         (c) Notwithstanding the foregoing, the representations, warranties and agreements contained in this Section 6.13 are qualified such that a breach or failure thereof shall not be treated as such unless the circumstances of such breach or failure have resulted in or are reasonably expected to result in either (i) a Material Adverse Effect or (ii) the imposition of a lien on the assets of the Company or any Subsidiary.

         6.14 CAPITALIZATION. On the Initial Borrowing Date, the authorized capital stock of the Company shall consist of (i) 25,000,000 shares of common stock, $.01 par value per share (the "Company Common Stock"), and (ii) 1,000,000 shares of preferred stock, $.01 par value per share, none of which shares of preferred stock shall be issued and outstanding. All outstanding shares of the Company Common Stock have been duly and validly issued, and are fully paid and nonassessable. The Company does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock except for options to purchase the Company Common Stock issued or to be issued to certain officers, employees and directors and consultants of the Company and its Subsidiaries.

         6.15 SUBSIDIARIES. On and as of the Initial Borrowing Date and after giving effect to the consummation of the Transaction, the Company has no Subsidiaries other than those Subsidiaries listed on Annex VI. Annex VI correctly sets forth, as of the Initial Borrowing Date and after giving effect to the

Transaction, the percentage ownership (direct and indirect) of the Company in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof.

         6.16 INTELLECTUAL PROPERTY. Each of the Company and each of its Subsidiaries owns or holds a valid license to use all the material patents, trademarks, permits, service marks, trade names, technology, know-how and formulas or other rights with respect to the foregoing, free from restrictions that are materially adverse to the use thereof, that are used in the operation of the business of the Company and each of its Subsidiaries as presently conducted.

         6.17 COMPLIANCE WITH STATUTES, ETC. Each of the Company and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (PROVIDED, HOWEVER, that this Section 6.17 does not apply to (i) compliance with respect to Environmental Laws, as to which no representation is made in this Section 6.17, but which is covered by Section 6.18 hereof, (ii) compliance with respect to Taxes, as to which no representation is made in this
Section 6.17, but which is covered by Section 6.21 hereof, (iii) compliance with respect to ERISA, as to which no representation is made in this Section 6.17, but which is covered by Section 6.13 hereof, and (iv) compliance with respect to labor relations matters, as to which no representation is made in this Section 6.17, but which is covered by Section 6.20), except such non-compliance as is not likely to, individually or in the aggregate, have a Material Adverse Effect.

         6.18 ENVIRONMENTAL MATTERS. Except as set forth in Schedule 6.18: (a) Each of the Company and each of its Subsidiaries, and their respective businesses and Real Property, has complied with, and on the date of each Credit Event is in compliance with, all applicable Environmental Laws and the requirements of any permits, licenses or other authorizations issued under such Environmental Laws. There are no pending or past or, to the best knowledge of the Company and its Subsidiaries, threatened Environmental Claims against the Company or any of its Subsidiaries or any Real Property currently or formerly owned or operated by the Company or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences on any Real Property currently or formerly owned or operated by the Company or any of its Subsidiaries or, to the best knowledge of the Company and its Subsidiaries, on any property adjoining or in the vicinity of any such Real Property that would reasonably be expected (i) to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any such Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by the

Company or any of its Subsidiaries under any applicable Environmental Law.

         (b) Except as set forth in Schedule 6.18, Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property currently or formerly owned or operated by the Company or any of its Subsidiaries where such generation, use, treatment or storage has violated or could reasonably be expected to violate any Environmental Law. Hazardous Materials have not at any time been Released on or from any Real Property currently or formerly owned or operated by the Company or any of its Subsidiaries. There are not now any underground storage tanks or related piping located on any Real Property currently or formerly owned or operated by the Company or any of its Subsidiaries.

         (c) Notwithstanding anything to the contrary in this Section 6.18, the representations made in this Section 6.18 shall only be untrue if either the individual or aggregate effect of all conditions, failures, noncompliances, Environmental Claims, Releases and presence of underground storage tanks or related piping, in each case of the types described above, could reasonably be expected to have a Material Adverse Effect.

         6.19 PROPERTIES. All Real Property owned by the Company or any of its Subsidiaries and all material Leaseholds leased by the Company or any of its Subsidiaries, in each case as of the Initial Borrowing Date and after giving effect to the Transaction, and the nature of the interest therein, is correctly set forth in Annex IV. Each of the Company and each of its Subsidiaries has good and marketable title to, or a validly subsisting leasehold interest in, all material properties owned or leased by it, including all Real Property reflected in Annex IV or in the financial statements referred to in Section 6.10(b), free and clear of all Liens, other than Liens which are (x) in the case of Mortgaged Real Property, Prior Liens and Liens permitted by the applicable Mortgage and
(y) in the case of other Real Property, Permitted Liens.

         6.20 LABOR RELATIONS. Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Company or any of its Subsidiaries or threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Company or any of its Subsidiaries or threatened against the Company or any of its Subsidiaries and (iii) no union representation question existing with respect to the employees of the Company or any of its Subsidiaries and no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

         6.21 TAX RETURNS AND PAYMENTS. All Federal, material state and other material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of the Company and/or any of its Subsidiaries have been timely filed with the appropriate taxing authority. The Returns accurately reflect all liability for taxes of the Company and its Subsidiaries for the periods covered thereby. The Company and each of its Subsidiaries have paid all taxes payable by them other than immaterial taxes and other taxes which are not yet due and payable, and other than taxes contested in good faith and for which adequate reserves have been established in accordance with GAAP. Except as disclosed in the financial statements referred to in Section 6.10(b), (a) there is no material action, suit, proceeding, investigation, audit or claim now pending or threatened by any authority regarding any taxes relating to the Company or any of its Subsidiaries and (b) neither the Company nor any of its Subsidiaries (nor any other person on their behalf or as part of a consolidated group) has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Company or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Company or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither the Company nor any of its Subsidiaries (nor any other person on their behalf or as part of a consolidated group) has provided, with respect to themselves or property held by them, any consent under Section 341 of the Code. Neither the Company nor any of its Subsidiaries has incurred, or will incur, any material tax liability in connection with the Transaction and the other transactions contemplated hereby.

         6.22 EXISTING INDEBTEDNESS. Annex VII sets forth a true and complete list of all Indebtedness of the Company and its Subsidiaries (other than Indebtedness which in the aggregate does not exceed $100,000) as of the Initial Borrowing Date and which is to remain outstanding after giving effect to the Transaction and the incurrence of Loans on such date (excluding the Loans and the Letters of Credit, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

         SECTION 7. AFFIRMATIVE COVENANTS. The Company hereby covenants and agrees that as of the Initial Borrowing Date and thereafter for so long as this Agreement is in effect and until the Total Revolving Loan Commitment has terminated, no Letters of Credit (other than Letters of Credit, together with all Fees that have accrued and will accrue thereon through the stated termination date of such Letters of Credit, which have been supported in a manner satisfactory to the Letter of Credit Issuer in its sole and absolute discretion) or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 12.13 which are not then due and payable) incurred hereunder, are paid in full:

         7.01 INFORMATION COVENANTS.  The Company will furnish to each Bank:

         (a) MONTHLY REPORTS. Within 30 days after the end of each fiscal month of the Company (other than the end of a fiscal quarter or fiscal year), the consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such fiscal month and the related consolidated and consolidating statements of income and statements of cash flows for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, in each case setting forth comparative figures for the corresponding periods in the prior fiscal year (sales to be broken down by outside plant cable, outside plant wire, premise wire and fiber/ coax cable and total military and commercial/governmental sales) and comparable budgeted figures for the current fiscal month and year-to-date results, all of which shall be certified by the chief financial officer or other Authorized Officer of the Company, subject to normal year-end audit adjustments and the absence of footnotes.

         (b) QUARTERLY FINANCIAL STATEMENTS. Within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Company, the consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated and consolidating statements of income, statements of changes in stockholders equity and statements of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period (sales to be broken down by outside plant cable, outside plant wire, premise wire and fiber/coax cable and total military and commercial/governmental sales); all of which shall be in reasonable detail and certified by the chief financial officer or other Authorized Officer of the Company that they fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

         (c) ANNUAL FINANCIAL STATEMENTS. Within 90 days after the close of each fiscal year of the Company, the consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income, statements of changes in stockholders equity and statements of cash flows (sales to be broken down by outside plant cable, outside plant wire, premise wire and fiber/coax cable and total military and commercial/governmental sales) for such fiscal year and setting forth comparative consolidated figures for the preceding fiscal year and comparable budgeted figures for the current fiscal year and (except for such comparable budgeted figures and the sales breakdown referred to above) certified (in the case of consolidated information) by Arthur Andersen LLP or such other independent certified public accountants of recognized national standing as shall be reasonably acceptable to the Agent, in each case to the effect that such statements fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the dates indicated and the results of their operations and cash flows, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Company and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, no Default or Event of Default which has occurred and is continuing has come to their attention insofar as such Default or Event of Default relates to financial and accounting matters or, if such a Default or an Event of Default has come to their attention a statement as to the nature thereof.

         (d) BUDGETS, ETC. No more than 60 days after the commencement of each fiscal year of the Company, budgets of and for the Company and its Subsidiaries in reasonable detail for each of the four fiscal quarters of such fiscal year and an annual budget for the immediately succeeding fiscal year, in each case as customarily prepared by management for its internal use setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based. Together with each delivery of financial statements pursuant to Section 7.01(b) and (c), a comparison of the current year to date financial results (other than in respect of the balance sheets included therein) against the budgets required to be submitted pursuant to this clause (d) shall be presented.

         (e) OFFICER'S CERTIFICATES. At the time of the delivery of the financial statements provided for in Section 7.01(b) and (c), a certificate of the chief financial officer or other Authorized Officer of the Company to the effect than no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether the Company and its Subsidiaries were in compliance with the provisions of Sections 8.04(d) and (i), 8.05(d), (g), (k) and (n), 8.06, 8.08, 8.09, 8.10 and
    8.11, as at the end of such fiscal quarter or fiscal year, as the case may be.

         (f) NOTICE OF DEFAULT OR LITIGATION. Promptly, and in any event within five Business Days (or 10 Business Days in the case of clause (y) below) after any executive or senior officer of the Company obtains actual knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Company proposes to take with respect thereto and (y) the commencement of, or threat of, any litigation or governmental proceeding pending against the Company or any of its Subsidiaries which is reasonably likely to have a Material Adverse Effect, or a material adverse effect on the ability of any Credit Party to perform its respective obligations hereunder or under any other Credit Document.

         (g) AUDITORS' REPORTS. Promptly upon receipt thereof, a copy of each report or "management letter" submitted to the Company or any of its Subsidiaries by its independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any of its Subsidiaries.

         (h) ENVIRONMENTAL MATTERS. Promptly, and in any event, within five Business Days after obtaining knowledge of any of the following (but only to the extent that any of the following, either individually or in the aggregate, could have a Material Adverse Effect), written notice of:

                   (i) any pending or threatened Environmental Claim against the Company or any of its Subsidiaries or any Real Property currently or formerly owned or operated by the Company or any of its Subsidiaries;

                   (ii) any condition or occurrence on any Real Property currently or formerly owned or operated by the Company or any of its Subsidiaries that (x) results in material noncompliance by the Company or any of its Subsidiaries with any applicable Environmental Law or
         (y) could reasonably be anticipated to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any such Real Property;

                   (iii) any condition or occurrence on any Real Property currently or formerly owned or operated by the Company or any of its Subsidiaries that could reasonably be anticipated to cause such Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability by the Company or its Subsidiary, as the case may be, of its interest in such Real Property under any Environmental Law; and

                   (iv) the taking of any material removal, remedial corrective or other response action in response to the actual or alleged presence of any Hazardous Material on any Real Property currently or formerly owned or operated by the Company or any of its Subsidiaries.

    All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal, remedial, corrective or other response action and the Company's response thereto. In addition, the Company agrees to provide the Banks with copies of all material written communications by or to the Company or any of its Subsidiaries with or from any Person, government or governmental agency relating to any of the matters set forth in clauses (i)-(iv) above, and such detailed reports relating to any of the matters set forth in clauses
    (i)-(iv) above as may reasonably be requested by the Agent or the Required Banks.

         (i) OTHER INFORMATION. Promptly upon transmission thereof, copies of any filings and registrations with, and reports to, the SEC by the Company or any of its Subsidiaries and copies of all financial statements, proxy statements, notices and reports as the Company or any of its Subsidiaries shall send generally to analysts or the holders of their capital stock in their capacity as such holders (to the extent not theretofore delivered to the Banks pursuant to this Agreement) and, with reasonable promptness, such other information or documents (financial or otherwise) as the Agent on its own behalf or on behalf of the Required Banks may reasonably request from time to time.

         7.02 BOOKS, RECORDS AND INSPECTIONS. The Company will, and will cause each of its Subsidiaries to, permit, upon notice to the chief financial officer or other Authorized Officer of the Company, officers and designated representatives of the Agent or the Required Banks to visit and inspect any of the properties or assets of the Company and any of its Subsidiaries in whomsoever's possession, and to examine the books of account of the Company and of any of its Subsidiaries and discuss the affairs, finances and accounts of the Company and of any of its Subsidiaries with, and be advised as to the same by, their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Agent or the Required Banks may desire.

         7.03 INSURANCE. The Company will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance with reputable and solvent insurance carriers in such amount, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice and as required pursuant to the Security Documents. The Company will furnish to the Agent on the Initial Borrowing Date and on each such later date as the Agent or the Required Banks may reasonably request a summary of the insurance carried in respect of the Company and its Subsidiaries and the assets of the Company and its Subsidiaries together with certificates of insurance and other evidence of such insurance, if any, naming the Collateral Agent as an additional insured and/or loss payee as required pursuant to the Security Documents.

         7.04 PAYMENT OF TAXES. The Company will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under
Section 8.03(a) or charge upon any properties of the Company or any of its Subsidiaries; PROVIDED that neither the Company nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

         7.05 CORPORATE FRANCHISES. The Company will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises and authority to do business; PROVIDED, HOWEVER, that any transaction permitted by Section 8.02 will not constitute a breach of this Section 7.05.

         7.06 COMPLIANCE WITH STATUTES, ETC. The Company will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (PROVIDED, HOWEVER, that this Section 7.06 does not apply to applicable statutes, regulations, orders and restrictions relating to environmental standards and controls, as to which no covenant is made in this
Section 7.06, but which are referred to in Section 7.07 hereof) except for such noncompliance as would not, singly or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of any Credit Party to perform its obligations under any Credit Document to which it is a party.

         7.07 COMPLIANCE WITH ENVIRONMENTAL LAWS. (a) The Company will pay, and will cause each of its Subsidiaries to pay, all costs and expenses incurred by it in keeping in compliance in all material respects with, and avoiding liability under, all Environmental Laws, and will keep or cause to be kept all Real Properties owned or operated by the Company or any of its Subsidiaries free and clear of any Liens imposed pursuant to such Environmental Laws; and (b) neither the Company nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property owned or operated by the Company or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, where the failure to comply with clause (a) above, either individually or in the aggregate, could reasonably be expected to result in a material liability to the Company or any Subsidiary of the Company or the failure to comply with clause
(b) above, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. If the Company or any of its Subsidiaries, or any tenant or occupant of any Real Property owned or operated by the Company or any of its Subsidiaries, causes or permits any intentional or unintentional act or omission resulting in, or otherwise discovers, the presence or Release of any Hazardous Material (except in compliance with applicable Environmental Laws), the Company agrees to undertake, and/or to cause any of its Subsidiaries, tenants or occupants to undertake, promptly and at their sole expense, any clean up, investigation, removal, remedial, corrective or other action required pursuant to Environmental Laws to investigate, remove or cleanup any Hazardous Materials from any Real Property where the failure to do so, either individually or in the aggregate, could reasonably be expected to result in a material liability to the Company or any Subsidiary of the Company; PROVIDED that neither the Company nor any of its Subsidiaries shall be required to comply with any such order or directive which is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP.

         7.08 ERISA. As soon as possible and, in any event, within 30 days after the Company knows or has reason to know of the occurrence of any of the following events to the extent that one or more of such events is reasonably likely to result in a material liability to the Company or any Subsidiary of the Company, the Company will deliver to each of the Banks a certificate of the chief financial officer or other Authorized Officer of the Company setting forth details as to such occurrence and the action, if any, which the Company, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Company, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency (as such term is defined in Section 412(a) of the Code) has been incurred or an application is reasonably expected to be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a contribution required to be made to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or is reasonably expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings are reasonably expected to be or have been instituted to terminate or appoint a trustee to administer a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Company, any Subsidiary of the Company or any ERISA Affiliate will or is reasonably expected to incur any material liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or
Section 409, 502(i) or 502(l) of ERISA; or that the Company or any Subsidiary of the Company has or is reasonably expected to incur any material liability under any employee welfare benefit plan (within the meaning of Section 3(l) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA). At the request of any Bank, the Company will deliver to such Bank a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, at the request of the Agent or any Bank, copies of annual reports and any notices received by the Company or any Subsidiary of the Company or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Banks no later than 30 days after the date such report has been filed with the Internal Revenue Service or received by the Company or the Subsidiary or the ERISA Affiliate.

         7.09 GOOD REPAIR. The Company will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used in its business are kept in good repair, working order and condition, normal wear and tear and damage by casualty excepted, and, subject to Section 8.08, that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

         7.10 END OF FISCAL YEARS; FISCAL QUARTERS. The Company will, for financial reporting purposes, cause (i) each of its, and each of its Subsidiaries', fiscal years to end on or about April 30th of each year and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on or about July 31st, October 31st and January 31st of each year; PROVIDED that the Company may change such fiscal year to any other fiscal year period of twelve consecutive months with the consent of the Agent.

         7.11 ADDITIONAL SECURITY; FURTHER ASSURANCES. (a)  PLEDGE OF
ADDITIONAL COLLATERAL. Promptly, and in any event within 30 days after the acquisition of assets of the type that would have constituted Collateral (if the person acquiring such assets had executed an appropriate Security Document on the Initial Borrowing Date) at the Initial Borrowing Date (the "Additional Collateral"), the Company will, and will cause each of the Guarantors to, at the request of the Collateral Agent following consultation with the Company as to the value of any such Additional Collateral, take all necessary action, including entering into the appropriate security documents and filing the appropriate financing statements under the provisions of the UCC or applicable foreign, domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate to grant the Collateral Agent a perfected Lien in such Collateral (or comparable interest under foreign law in the case of foreign Collateral) pursuant to and to the full extent required by the Security Documents and this Agreement; PROVIDED that no such action will be required by the Company or any Guarantor to the extent that any such Additional Collateral is subject to a preexisting agreement which prohibits the granting of any additional liens; PROVIDED FURTHER that such preexisting agreement was not entered into in connection with, or in anticipation of or contemplation of, the acquisition of such assets by the Company or any of its Subsidiaries. In the event that the Company or a Guarantor acquires an interest in additional real property, the Company or such Guarantor, as the case may be, will take such actions and execute such documents as the Agent shall require to confirm the Lien of a Mortgage, if applicable, or to create a new Mortgage (including, without limitation, satisfaction of the conditions set forth in Sections 5.04 and 5.13). All actions taken by the parties in connection with the pledge of Additional Collateral, including, without limitation, costs of counsel for the Collateral Agent, shall be for the account of the Company, which shall pay all sums due on demand.

         (b) The Company will, and will cause each of the Guarantors to, at the expense of the Company, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, the Company shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Agent to assure themselves that this Section 7.11 has been complied with.

         (c) If the Agent or the Required Banks determine (and so advise the Company) that they are required by law or regulation to have appraisals prepared in respect of the Real Property of the Company and its Subsidiaries constituting Collateral, the Company shall provide to the Agent appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989 and which shall be in form and substance reasonably satisfactory to the Agent.

         (d)  The Company agrees that each action required above by this
Section 7.11 shall be completed within 60 days after such action is either requested to be taken by the Agent or the Required Banks or required to be taken by the Company or any Subsidiary Guarantor pursuant to the terms of this Section 7.11; PROVIDED that in no event shall the Company or any of its Subsidiaries be required to take any action, other than using its best efforts, to obtain consents from third parties with respect to its compliance with this Section 7.11.

         7.12 REGISTER. The Company hereby designates the Agent to serve as the Company's agent, solely for purposes of this Section 7.12, to maintain a register (the "Register") on which it will record the Revolving Loan Commitment from time to time of each of the Banks, the Revolving Loans made by each of the Banks and each repayment in respect of the principal amount of the Revolving Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Company's obligations in respect of such Revolving Loans. With respect to any Bank, the transfer of the Revolving Loan Commitment of such Bank and the rights to the principal of, and interest on, any Revolving Loan made pursuant to such Revolving Loan Commitment shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Revolving Loan Commitment and Revolving Loans and prior to such recordation all amounts owing to the transferor with respect to such Revolving Loan Commitment and Revolving Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Revolving Loan Commitment and Revolving Loans shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Agent for acceptance and registration of assignment or transfer of all or part of a Revolving Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Revolving Note evidencing such Revolving Loan, and thereupon one or more new Revolving Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Company agrees to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this Section 7.12, except to the extent that any such losses, claims, damages or liabilities are found to have resulted from the gross negligence or willful misconduct of the Agent.

         7.13 INTEREST RATE PROTECTION AGREEMENTS. The Company will maintain, commencing no later than thirty days after the Initial Borrowing Date, in full force and effect Interest Rate Protection Agreements with parties reasonably acceptable to the Agent on no less than 50% of the principal amount of the Total Revolving Loan Commitment.

         SECTION 8. NEGATIVE COVENANTS. The Company hereby covenants and agrees that as of the Initial Borrowing Date and thereafter for so long as this Agreement is in effect and until the Total Revolving Loan Commitment has terminated, no Letters of Credit (other than Letters of Credit, together with all Fees that have accrued and will accrue thereon through the stated termination date of such Letters of Credit, which have been supported in a manner satisfactory to the Letter of Credit Issuer in its sole and absolute discretion) or Notes are outstanding and the Loans, together with interest, Fees and all other Obligations (other than any indemnities described in Section 12.13 which are not then due and payable) incurred hereunder, are paid in full:

         8.01 CHANGES IN BUSINESS. The Company and its Subsidiaries will not engage in any business other than the businesses in which the Company and its Subsidiaries are engaged in as of the Effective Date and activities incidental thereto, and similar or related businesses.

         8.02 CONSOLIDATION, MERGER, SALE OR PURCHASE OF ASSETS, ETC. The Company will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets (other than inventory in the ordinary course of business, including sales of inventory on consignment in the ordinary course of business), or enter into any partnerships, joint ventures or sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, except that the following shall be permitted:

         (a) the Company and its Subsidiaries may, as lessee or lessor, enter into operating leases in the ordinary course of business with respect to real or personal property;

         (b) Capital Expenditures by the Company and its Subsidiaries to the extent not in violation of Section 8.08;

         (c) the advances, investments and loans permitted pursuant to Section 8.05;

         (d) the Company and its Subsidiaries may sell other assets other than Mortgaged Real Property; PROVIDED that the aggregate sale proceeds from all assets subject to such sales pursuant to this clause (d) shall not exceed $5,000,000 in any consecutive twelve month period of the Company (exclusive of sale proceeds in respect of obsolete, outmoded or worn-out machinery, equipment, furniture or fixtures) and each such asset sale subject to this clause (d) is for at least 85% cash and at fair market value (as determined in good faith by the Company);

         (e) the Company and its Subsidiaries may sell or discount, in each case without recourse, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

         (f) without limitation to clause (d), the Company and its Subsidiaries may sell or exchange specific items of machinery or equipment, so long as the proceeds of each such sale or exchange is used (or contractually committed to be used) to acquire (and results within 180 days of such sale or exchange in the acquisition of) replacement items of machinery or equipment which are the functional equivalent of the item of equipment so sold or exchanged;

         (g) the Company and its Subsidiaries may, in the ordinary course of business, license, as licensor or licensee, patents, trademarks, copyrights and know-how to third Persons and to one another, so long as any such license by the Company or its Subsidiaries in its capacity as licensor is permitted to be assigned pursuant to the Security Agreement (to the extent that a security interest in such patents, trademarks, copyrights and know-how is granted thereunder) and does not otherwise prohibit the granting of a Lien by the Company or any of its Subsidiaries pursuant to the Security Agreement in the intellectual property covered by such license;

         (h) the assets of any Foreign Subsidiary of the Company may be transferred to the Company or any of its Subsidiaries, and any Foreign Subsidiary of the Company may be merged with and into, or be dissolved or liquidated into, the Company or any of its Subsidiaries so long as the Company or such Subsidiary is the surviving corporation of any such merger, dissolution or liquidation;

         (i) any Domestic Subsidiary of the Company may transfer assets to the Company or to any other Domestic Subsidiary of the Company, so long as (i) if the transferee is a Subsidiary, such Subsidiary is a Guarantor and (ii) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer);

         (j) any Domestic Subsidiary of the Company may merge with and into, or be dissolved or liquidated into, the Company so long as (i) the Company is the surviving corporation of any such merger, dissolution or liquidation and (ii) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Domestic Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);

         (k) any Domestic Subsidiary of the Company may merge with and into, or be dissolved or liquidated into, any Domestic Subsidiary of the Company so long as (i) such Domestic Subsidiary is a Guarantor and is the surviving corporation of any such merger, dissolution or liquidation and (ii) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Domestic Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);

         (l) so long as no Default or Event of Default then exists or would result therefrom (including giving PRO FORMA effect to such acquisition and any additional Indebtedness resulting therefrom or incurred or assumed in connection therewith as if such acquisition had occurred and such Indebtedness had been incurred as of the first day of the most recently completed Test Period (including any other

    Permitted Acquisition that occurred, and related Indebtedness that was incurred, during such Test Period)), the Company and its Wholly-Owned Subsidiaries may acquire assets or the capital stock of any Person (any such acquisition permitted by this clause (l), a "Permitted Acquisition"); PROVIDED that (i) such Person (or the assets so acquired) was, immediately prior to such acquisition, engaged (or used) primarily in the business permitted pursuant to Section 8.01, (ii) if such acquisition is structured as a stock or other equity acquisition, then either (A) the Person so acquired becomes a Wholly-Owned Subsidiary of the Company and a Guarantor or (B) such Person is merged with and into the Company or a Wholly-Owned Subsidiary of the Company that is a Guarantor (with the Company or such Wholly-Owned Subsidiary being the surviving corporation of such merger), and in any case, all of the provisions of Section 8.14 have been complied with in respect of such Person, (iii) any Liens or Indebtedness assumed or issued in connection with such acquisition is otherwise permitted under
    Section 8.03 or 8.04, as the case may be, and (iv) after giving effect thereto, the Unutilized Revolving Loan Commitment would be at least $15,000,000; PROVIDED, FURTHER, that any such Permitted Acquisition (or series of related Permitted Acquisitions) involving total consideration (including, without limitation, any earn- out, non-compete or deferred compensation arrangements and the value of any Company securities, but not including any Indebtedness assumed that complies with Section 8.04(h)) by the Company and its Wholly-Owned Subsidiaries in excess of the Total Consideration Amount shall not be consummated without the prior written consent of the Required Banks; and PROVIDED, FURTHER, that the Company shall have delivered to the Agent a certificate of the Chief Financial Officer of the Company showing compliance (in reasonable detail as to pro forma calculations) with all of the provisions of this paragraph (l);

         (m) leases or subleases granted by the Company or any of its Subsidiaries to third Persons not interfering in any material respect with the business of the Company or any of its Subsidiaries, including any arm's-length lease by the Company or any Subsidiary of the Company of up to 50,000 square feet of its Wallingford, Connecticut facility;

         (n) the Company and its Subsidiaries may, in the ordinary course of business, sell, transfer or otherwise dispose of patents, trademarks, copyrights and know-how which, in the reasonable judgment of the Company or such Subsidiary, are determined to be uneconomical, negligible or obsolete in the conduct of business; and

         (o) "inactive" or "shell" Subsidiaries may be dissolved or otherwise liquidated.

To the extent the Required Banks waive the provisions of this Section 8.02 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 8.02, such Collateral in each case shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Agent shall take such actions (including, without limitation, directing the Collateral Agent to take such actions) as are appropriate in connection therewith.

         8.03 LIENS. The Company will not, and will not permit any Guarantor to, create, incur, assume or suffer to exist any Lien upon or with respect to any item constituting Collateral except for the Lien of the Security Documents relating thereto, the Prior Liens applicable thereto and other Liens expressly permitted by such Security Documents. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of the Company or such Subsidiary which does not constitute Collateral, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except the following (collectively referred to as "Permitted Liens"):

         (a) inchoate Liens for taxes, assessments or governmental charges of levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

         (b) Liens in respect of property or assets of the Company or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business or in connection with any Capital Expenditure permitted by the terms of this Agreement and which have not arisen to secure Indebtedness for borrowed money, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and which either (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company or any of its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

         (c) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Annex IX, and extensions, renewals or related refinancings thereof, PROVIDED that such extensions, renewals or related refinancings pursuant to Section 8.04(b)
    (x) do not increase the obligations so secured and (y) apply to additional assets not subject to the lien being extended or renewed;

         (d) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 9.09;

         (e) Liens incurred or deposits made (x) in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money); and (y) to secure the performance of leases of Real Property, to the extent incurred or made in the ordinary course of business consistent with past practices;

         (f) licenses, leases or subleases granted to third Persons not interfering in any material respect with the business of the Company or any of its Subsidiaries;

         (g) easements, zoning restrictions, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

         (h) Liens arising from precautionary UCC financing statements regarding operating leases permitted by this Agreement;

         (i) any interest or title of a licensor, lessor or sublessor under any license or lease permitted by this Agreement;

         (j)  Liens created pursuant to Capital Leases permitted pursuant to
    Section 8.04(d);

         (k) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired after the Initial Borrowing Date; PROVIDED that (i) any such Liens attach only to the assets so purchased, (ii) the Indebted-ness secured by any such Lien (including refinancings thereof) does not exceed 100% of the lesser of the fair market value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (iii) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 8.04(d);

         (l) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Company in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition; PROVIDED that (i) any Indebtedness that is secured by such Liens is permitted to exist under Section 8.04(h), and (ii) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Company or any of its Subsidiaries; and

         (m) additional Liens (on assets other than the Collateral) incurred by the Company and its Subsidiaries so long as the aggregate value of the property subject to such Liens, and the Indebtedness and other obligations secured thereby, do not exceed $1,000,000.

         8.04 INDEBTEDNESS. The Company will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

         (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

         (b) Existing Indebtedness outstanding on the Initial Borrowing Date and listed on Annex VII, including any extensions, refinancings, replacements or restructurings thereof, PROVIDED that the then outstanding principal amount thereof is not increased;

         (c) Indebtedness under Interest Rate Protection Agreement, and Other Hedging Agreements permitted by Section 8.05(d);

         (d) Capitalized Lease Obligations and Indebtedness of the Company and its Subsidiaries incurred pursuant to purchase money Liens permitted under
    Section 8.03(k); PROVIDED that all such Capitalized Lease Obligations are permitted under Section 8.08, and (ii) the sum of (x) the aggregate Capitalized Lease Obligations outstanding at any time plus (y) the aggregate principal amount of such purchase money Indebtedness outstanding at such time shall not exceed $12,000,000 (including Capital Lease Obligations referred to on Exhibit VII);

         (e) Indebtedness constituting Intercompany Loans to the extent permitted by Section 8.05(g);

         (f) Indebtedness of Foreign Subsidiaries to the Company or any of its Domestic Subsidiaries as a result of any investment made pursuant to
    Section 8.05(k);

         (g) Indebtedness consisting of guaranties (x) by the Company of Indebtedness, leases and other contractual obligations permitted to be incurred by Subsidiaries of the Company that are Guarantors and (y) by Foreign Subsidiaries of the Company of Indebtedness, leases and other contractual obligations permitted to be incurred by the Company and its Subsidiaries;

         (h) Indebtedness of a Subsidiary acquired as a result of a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness); PROVIDED that (i) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, (ii) at the time of such Permitted Acquisition such Indebtedness does not exceed 25% of the total then fair market value of the assets of the Subsidiary so acquired, or of the asset so acquired, as the case may be, (iii) so long as, before and after giving effect to such Permitted Acquisition, no Default or Event of Default shall have occurred or would result therefrom and (iv) such Indebtedness is not recourse to any assets of the Company or its Subsidiaries other than the Subsidiary and assets so acquired; and

         (i) additional Indebtedness of the Company and its Subsidiaries not otherwise permitted hereunder not exceeding $5,000,000 in aggregate principal amount at any time outstanding.

         8.05 ADVANCES, INVESTMENTS AND LOANS. The Company will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash, Cash Equivalents or Foreign Cash Equivalents (collectively, "Investments"), except:

         (a) the Company and its Subsidiaries may invest in cash and Cash Equivalents, and, in the case of Foreign Subsidiaries, Foreign Cash Equivalents;

         (b) the Company and its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including the dating of receivables) of the Company or such Subsidiary;


         (c) the Company and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

         (d) (w) Interest Rate Protection Agreements entered into to protect the Company against fluctuations in interest rates in respect of the Obligations, (x) Other Hedging Agreements with respect to Canadian Dollars to protect against fluctuations in the value of the Canadian dollar against the U.S. dollar, but only with respect to the loans contemplated by clause
    (k) of this Section 8.05, (y) Other Hedging Agreements with respect to copper and other raw materials to be used in the business of the Company and its Subsidiaries, provided that such purchases are entered into in the ordinary course of business and consistent with past practices and for bona fide business (and not speculative) purposes and (z) Other Hedging Agreements with respect to foreign sales by the Company and its Subsidiaries, provided that such agreement to protect against fluctuations in currency values are entered into the ordinary course of business and for bona fide business (and not speculative) purposes;

         (e) advances, loans and investments in existence on the Initial Borrowing Date and listed on Annex V shall be permitted, without giving effect to any additions thereto or replacements thereof (except those additions or replacements which are existing obligations as of the Initial Borrowing Date but only to the extent such further obligations are described on such Annex V);

         (f) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases or other contractual arrangements shall be permitted;

         (g) the Company may make intercompany loans and advances to any of its Subsidiaries that are Guarantors and any Subsidiary of the Company may make intercompany loans and advances to the Company or any other Subsidiary of the Company that is a Guarantor (collectively, "Intercompany Loans"); PROVIDED that (x) each Intercompany Loan shall contain subordination provisions satisfactory to the Agent, (y) each Intercompany Loan shall be evidenced by an Intercompany Note and (z) each such Intercompany Note shall be pledged to the Collateral Agent pursuant to the Pledge Agreement;

         (h) loans and advances by the Company and its Subsidiaries to employees of the Company and its Subsidiaries for moving and travel expenses and other similar expenses or in connection with stock purchases in each case incurred in the ordinary course of business and consistent with past practices shall be permitted in an aggregate principal amount not to exceed $2,500,000 at any one time outstanding;

         (i)  Permitted Acquisitions shall be permitted;

         (j) the Company and its Subsidiaries may acquire and hold promissory notes and/or equity securities issued by the purchaser or purchasers in connection with the sale of assets to the extent permitted under Section 8.02(d);

         (k) the Company may lend, on a senior basis, funds to the Canadian Subsidiary, provided that (x) the aggregate amount of such loans may not, at any time, exceed $6,000,000, (y) such loans shall (i) be made pursuant to a note, in form and substance, satisfactory to the Agent, (ii) bear interest at a rate equal to that determined in accordance with Section 1.08(a), (iii) be prepayable at any time upon demand by the Company and
    (iv) be secured (at all times commencing no later than 90 days after the Initial Borrowing Date) by the assets of the Canadian Subsidiary and its Subsidiaries, on terms and conditions satisfactory to the Agent and (z) such loans and notes shall constitute Collateral and be pledged to the Collateral Agent on behalf of the Secured Creditors;

         (l) the Company may contribute cash to one or more of its Subsidiaries that are or become Guarantors formed after the Initial Borrowing Date in accordance with Section 8.14 (including in connection with a Permitted Acquisition) so long as such Subsidiary remains a Guarantor;

         (m) the Company may purchase shares of the Company common stock to the extent permitted by Sections 8.06(ii);

         (n) the Company and its Subsidiaries may make cash Investments in or to Persons that are not Affiliates (other than joint ventures in which an Affiliate of the Company has an ownership interest other than through the Company or a Subsidiary of the Company) in an amount not to exceed $25,000,000 outstanding at any one time (giving effect to any repayments in cash, but without giving effect to any distributions or profits thereon, write-downs or non-cash payments) PROVIDED, before and after giving effect to each such Investment, (x) no Default or Event of Default shall have occurred or result therefrom and (y) the Unutilized Revolving Loan Commitment would be at least $15,000,000; and

         (o) The Company and its Subsidiaries may make cash Investments in or to Persons that are not Affiliates of the Company in an amount not to exceed $5,000,000 outstanding at any one time, giving effect to any repayments in cash, but without giving effect to any distributions thereon, write-downs or non-cash payments (PROVIDED, that before and after giving effect to each such Investment, no Default or Event of Default shall have occurred or result therefrom).

         8.06 DIVIDENDS, ETC. The Company will not, and will not permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in common stock of the Company or any such Subsidiary, as the case may
be) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for any consideration, any shares of any class of its capital stock, now or hereafter outstanding (or any warrants for or options or stock appreciation rights (other than such rights as are granted only to employees as compensation for their employment) in respect of any of such shares), or set aside any funds for any of the foregoing purposes, and the Company will not permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of the Company or any Subsidiary of the Company now or hereafter outstanding (or any options or warrants or such stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends", it being understood that the payments made in accordance with the clauses contained in the proviso of Section 8.07 shall not be deemed to be Dividends), except that:

              (i) any Subsidiary of the Company may pay Dividends to the Company or any Wholly-Owned Subsidiary of the Company;

              (ii) prior to consummation of an initial public offering (including the Initial Public Offering), the Company may redeem or purchase shares of the Company Common Stock or options to purchase the Company Common Stock, as the case may be, held by former employees (or their heirs) of the Company or any of its Subsidiaries following the termination of their employment; PROVIDED that (x) the only consideration paid by the Company in respect of such redemptions and/or purchases shall be cash and/or subordinated notes of the Company in form and substance satisfactory to the Agent and (y) the sum of (I) the aggregate amount paid by the Company in cash in respect of all such redemptions and/or purchases plus
    (II) the aggregate amount of all principal and interest payments made on such subordinated notes shall not exceed $1,000,000 in any consecutive twelve months of the Company;

              (iii) as long as no Default or Event of Default shall then exist or result therefrom, regular quarterly cash dividends on the Superior Preferred Stock may be paid in an aggregate amount per fiscal quarter of the Company not to exceed $300,000, PROVIDED that such dividend is not declared earlier than ten days after the delivery to the Banks of the required financial statements and related Officer's Certificate for such period contemplated by Section 7.01 of this Agreement;

              (iv) as long as no Default or Event of Default shall then exist or result therefrom, with respect to each Special Dividend Period, the Company may declare and pay a dividend on the Company's Common Stock in an amount not to exceed $5,000,000; PROVIDED that the ratio of Consolidated EBITDA of the Company to Consolidated Fixed Charges of the Company for such Special Dividend Period (determined on a PRO FORMA basis after giving effect to such dividend) exceeds 1.0 to 1.0, except that with respect to the second Special Dividend Period and each Special Dividend Period thereafter, the amount of such dividend may exceed $5,000,000 (but may not exceed $7,500,000) but only if such ratio for such Special Dividend Period exceeds 1.10 to 1, it being understood that for each such Special Dividend Period any dividend under this Section 8.06(iv) may not be declared earlier than ten days after the delivery to the Banks of the financial statements and related Officer's Certificate for the last fiscal period of such Special Dividend Period required by Section 7.01 and an Officer's Certificate showing, in reasonable detail, compliance with the applicable ratio set forth in this Section 8.06;

              (v) so long as no Default or Event of Default shall then exist or result therefrom, the Company may declare and pay a Dividend from, and in an amount not to exceed, the net cash proceeds of the Initial Public Offering but only after giving effect to all repayments and commitment reductions resulting from the Initial Public Offering as contemplated by this Agreement, including without limitation, Section 3 hereof; PROVIDED that such dividend may not exceed the sum of (x) $53,300,000 and (y) the net cash proceeds (net of all underwriting discounts, fees and commissions and other costs and expenses associated therewith) from the sale of Company Common Stock in the Initial Public Offering upon exercise of the underwriters' over-allotment option; and

              (vi) shares of the Superior Preferred Stock may be repurchased, PROVIDED that the only consideration to be paid in connection therewith shall be shares of (x) Company Common Stock and/or (y) Company preferred stock having terms identical, in all material respects, to the Superior Preferred Stock (including as to dividend rate and liquidation preferences) except that the issuer thereof shall be the Company.

         8.07 TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate other than in the ordinary course of business and on terms and conditions substantially as favorable to the Company or such Subsidiary as would be reasonably expected to be obtainable by the Company or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate; PROVIDED that the following shall in any event be permitted: (i) the Transaction; (ii) the performance of the Services Agreement PROVIDED that (x) such payments may not exceed $2,000,000 in any four fiscal quarter period and (y) the portion of such payment for services described in Section 3(b) thereof shall be subject to the "arm's-length" standard described in this Section 8.07; (iii) the Company and its Domestic Subsidiaries may enter into the Company Tax Allocation Agreement and may make payments thereunder and the Alpine Tax Allocation Agreement and may make payments thereunder; (iv) transactions between or among the Company and its Subsidiaries to the extent that such trans- actions are otherwise specifically permitted under this Agreement and (v) the employment agreement with Steven S. Elbaum in terms no more adverse to the Company than those described in the Registration Statement.

         8.08 CAPITAL EXPENDITURES. (a) The Company will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that
(x) during the period (taken as one accounting period) commencing on the Initial Borrowing Date and ending on April 27, 1997, the Company and its Subsidiaries may make Capital Expenditures so long as the aggregate amount does not exceed $7,100,000 during such period and (y) during any fiscal year thereafter, the Company and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of such Capital Expenditures does not exceed $11,000,000.

         (b) In the event that the amount of Capital Expenditures permitted to be made by the Company and its Subsidiaries pursuant to clause (a) above in any fiscal year (before giving effect to any increase in such permitted expenditure amount pursuant to this clause (b)) is greater than the amount of such Capital Expenditures actually made by the Company and its Subsidiaries during such fiscal year, such excess (the "Rollover Amount") may be carried forward and utilized to make Capital Expenditures in succeeding fiscal years; PROVIDED that in no event shall the aggregate amount of Capital Expenditures made by the Company and its Subsidiaries during any fiscal year pursuant to Section 8.08(a) exceed 125% of the direct amount set forth for such fiscal year in such Section 8.08(a).

          (c) Notwithstanding the proviso in Section 8.08(b), the Company and its Subsidiaries may make additional Capital Expenditures with the Net Cash Proceeds of Asset Sales to the extent such proceeds are not required to be applied to reduce the Total Revolving Loan Commitment pursuant to Section 3.03(c) and such proceeds are reinvested as required by Section 3.03(c).

          (d) The Company and its Subsidiaries may make additional Capital Expenditures with the insurance proceeds received by the Company or any of its Subsidiaries from any Taking or Destruction so long as such Capital Expenditures are to replace or restore any properties or assets in respect of which such proceeds were paid within one year following the date of the receipt of such insurance proceeds to the extent such insurance proceeds are not required to be applied to reduce the Total Revolving Loan Commitment pursuant to Section 3.03(f).

          (e) The Company and its Wholly-Owned Subsidiaries may make Permitted Acquisitions.

          8.09 MINIMUM CONSOLIDATED EBITDA. The Company will not permit Consolidated EBITDA during any Test Period set forth below to be less than the amount set forth below with respect to such Test Period:

                                             ($ in millions)
     Test Period Ending:                          Amount:
     ------------------                           ------

          10/31/96                                $46.3
          01/31/97                                 46.5
          04/30/97                                 46.7
          07/28/97                                 45.3
          10/31/97                                 46.4
          01/31/98                                 47.4
          04/30/98                                 48.0
          07/28/98                                 48.3
          10/31/98                                 48.5
          01/31/99                                 48.8
          04/30/99                                 49.0
          and the last day
          of each Fiscal Quarter
          thereafter

          8.10 INTEREST COVERAGE RATIO. The Company will not permit the Interest Coverage Ratio for any Test Period set forth below to be equal to or less than the ratio set forth below with respect to such Test Period:

     Test Period Ending:                                   Ratio:
     ------------------                                    -----

          10/31/96                                         3.1x
          01/31/97                                         3.1x
          04/30/97                                         3.2x

          07/28/97                                         3.2x
          10/31/97                                         3.3x
          01/31/98                                         3.5x
          04/30/98                                         3.7x
          07/28/98                                         3.8x
          10/31/98                                         3.9x
          01/31/99                                         3.9x
          04/30/99                                         4.0x
          and the last day
          of each Fiscal Quarter
          thereafter

          8.11 LEVERAGE RATIO. The Company will not permit the Pro Forma Leverage Ratio at any time during the Test Period set forth below to be equal to or more than the ratio set forth below with respect to such Test Period:

     Test Period Ending:                                   Ratio:
     ------------------                                    -----

          10/31/96                                         4.167x
          01/31/97                                         4.083x
          04/30/97                                         4.000x
          07/28/97                                         3.875x
          10/31/97                                         3.750x
          01/31/98                                         3.625x
          04/30/98                                         3.500x
          07/28/98                                         3.375x
          10/31/98                                         3.250x
          01/31/99                                         3.150x
          04/30/99                                         3.100x
          and the last day
          of each Fiscal Quarter
          thereafter

          8.12 LIMITATION ON VOLUNTARY PAYMENTS AND MODIFICATIONS OF INDEBTEDNESS; MODIFICATIONS OF CERTIFICATE OF INCORPORATION, BY-LAWS AND CERTAIN OTHER AGREEMENTS; ISSUANCES OF CAPITAL STOCK; ETC. The Company will not, and will not permit any of its Subsidiaries to:

          (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due) any Superior Preferred Stock (except as permitted by clause (vi) of Section 8.06) or any Existing Indebtedness.

               (ii) amend or modify in any material respect or in any manner adverse to the Company or the Banks, or permit such an amendment or modification of, any provision of the Superior Preferred Stock or Existing Indebtedness;

               (iii) amend, modify or change in any way adverse to the interests of the Banks, any Tax Allocation Agreement, its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or By-Laws; and

               (iv) issue any class of capital stock other than common stock.

          8.13 LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Company or any Subsidiary of the Company, or pay any Indebtedness owed to the Company or a Subsidiary of the Company, (b) make loans or advances to the Company or any of the Company's Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) the Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or a Subsidiary of the Company, (iv) customary provisions restricting assignment of any licensing agreement entered into by the Company or a Subsidiary of the Company in the ordinary course of business, (vi) in the case of DNE and its Subsidiaries, the Existing Indebtedness Agreements as modified by the consent contemplated under Section 5.19, and in the case of Superior and the Company, that certain lease agreement dated as of May 10, 1995 (the "Brownwood Lease") as amended, between Superior and ALP (TX) QRS-11-28, Inc., (vii) customary provisions restricting the transfer of or by those assets pursuant to, and subject to other Liens permitted under Section 8.03(h), (i), (j), (k) or (l) and (viii) restrictions or encumbrances pursuant to Indebtedness of a Subsidiary acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition) or an asset securing such Indebtedness, PROVIDED that such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, PROVIDED, FURTHER, such restrictions or encumbrances apply solely to such Subsidiary or asset so acquired.

          8.14 LIMITATION ON THE CREATION OF SUBSIDIARIES. Notwithstanding anything to the contrary contained in this Agreement, the Company will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Initial Borrowing Date any Subsidiary; PROVIDED that the Company and its Wholly-Owned Subsidiaries shall be permitted to establish or create Subsidiaries as a result of investments made pursuant to Section 8.05(l) or Section 8.05(n) so long as, in each case, (i) at least 15 days' prior written notice thereof is given to the Agent (or such shorter period of time as is acceptable to the Agent), (ii) unless otherwise consented to by the Agent because such Subsidiary is a Foreign Subsidiary, the capital stock of such new Subsidiary is promptly pledged pursuant to, and to the extent required by, this Agreement and the Pledge Agreement and the certificates, if any, representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent, (iii) unless otherwise consented to by the Agent because such Subsidiary is a Foreign Subsidiary, such new Subsidiary promptly executes a counterpart of the Guaranty, the Pledge Agreement and the Security Agreement, and (iv) to the extent requested by the Agent or the Required Banks, takes all actions required pursuant to Section 7.11, PROVIDED that no such action will be required by any new Subsidiary (that is not a Wholly-Owned Subsidiary) to the extent such new Subsidiary is a party to a preexisting agreement which prohibits such new Subsidiary from executing a Guaranty; PROVIDED, FURTHER, such preexisting agreement was not entered into for the purpose of avoiding the requirements of Section 8.14 and the restrictions contained therein are no more adverse to the Company and its Subsidiaries than to the other equity owners in such new Subsidiary. In addition, each new Subsidiary that is required to execute any Credit Document shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5 as such new Subsidiary would have had to deliver if such new Subsidiary were a Credit Party on the Initial Borrowing Date.

          SECTION 9. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each an "Event of Default"):

          9.01 PAYMENTS. The Company shall (i) default in the payment when due of any principal of the Loans or (ii) default, and such default shall continue for three or more days, in the payment when due of any Unpaid Drawing, any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document;

          9.02 REPRESENTATIONS, ETC. Any representation, warranty or statement made by any Credit Party in any Credit Document or in any statement or certificate delivered pursuant thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          9.03 COVENANTS. Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 8, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.01, 9.02 or clause (a) of this Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of at least

30 days after notice to the defaulting party by the Agent or the Required Banks, PROVIDED that if any such default covered by this clause (b) (i) is not capable of being remedied within such 30-day period, (ii) is capable of being remedied within an additional 30-day period and (iii) the Credit Party is diligently pursuing such remedy during the periods contemplated by (i) and (ii) and has advised the Agent as to the remedy thereof, the first 30-day period referred to in this clause (b) shall be extended for an additional 30-day period but only so long as (x) the Credit Party continues to diligently pursue such remedy and (y) such default remains capable of being remedied within such period; or

          9.04 DEFAULT UNDER OTHER AGREEMENTS. (a) The Company or any of its Subsidiaries shall (i) default in any payment on or with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity; or (b) any Indebtedness (other than the Obligations) of the Company or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes an Event of Default), prior to the stated maturity thereof; PROVIDED that it shall not constitute an Event of Default pursuant to clause (a) or (b) of this Section 9.04 unless the principal amount of any one issue of such Indebtedness, or the aggregate amount of all such Indebtedness referred to in clauses (a) and (b) above, exceeds $5,000,000 at any one time; or

          9.05 BANKRUPTCY, ETC. The Company or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company or any of its Subsidiaries and the petition is not controverted within 30 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Company or any of its Subsidiaries; or the Company or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any of its Subsidiaries; or there is commenced against the Company or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or the Company or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Company or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Company or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

          9.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan or a Foreign Pension Plan has not been timely made, the Company or any Subsidiary of the Company or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(2), 4971,
4975 or 4980 of the Code, or the Company or any Subsidiary of the Company has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) which provide benefits to retired employees and other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in
Section 3(2) of ERISA) or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of imposition of a lien, granting of a security interest or incurring a liability; and (c) which lien, security interest or liability which arises from such event or events is reasonably likely to have a Material Adverse Effect; or

          9.07 SECURITY DOCUMENTS. (a) Any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent with respect to any portion of the Collateral which is not DE MINIMIS, or (b) any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond any cure or grace period specifically applicable thereto pursuant to the terms of any such Security Document; or

          9.08 GUARANTEES. The Guarantees or any provision thereof shall cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under any Guaranty or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Guaranty; or

          9.09 JUDGMENTS. One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving a liability (to the extent not paid or not fully covered by insurance) in excess of $5,000,000 for all such judgments and decrees and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

          9.10  OWNERSHIP.  A Change of Control Event shall have occurred;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent may, (and shall, upon the written request of the Required Banks), by written notice to the Company, take any or all of the following actions, without prejudice to the rights of the Agent or any Bank to enforce its claims against any Guarantor or the Company, except as otherwise specifically provided for in this Agreement (PROVIDED that if an Event of Default specified in Section 9.05 shall occur with respect to the Company, the result which would occur upon the giving of written notice by the Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Revolving Loan Commitment terminated, whereupon the Revolving Loan Commitment of each Bank shall forthwith terminate immediately and any Commitment Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all Obligations owing hereunder (including Unpaid Drawings) to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; and (v) direct the Company to pay (and the Company hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 9.05, to pay) to the Collateral Agent at the Payment Office such additional amounts of cash, to be held as security for the Company's reimbursement obligations in respect of Letters of Credit then outstanding, equal to the aggregate Stated Amount of all Letters of Credit then outstanding.

          SECTION 10. DEFINITIONS. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

          "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing (x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (2) the then daily net annual assessment rate as estimated by the Agent for determining the current annual assessment payable by BTCo to the Federal Deposit Insurance Corporation for insuring three month certificates of deposit.

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and executive officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise. Without limiting the foregoing, Alpine and its Affiliates shall be deemed to be Affiliates of the Company and its Subsidiaries so long as the Service Agreement is in place.

          "Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Agent appointed pursuant to
Section 11.10.

          "Agreement" shall mean this Credit Agreement, as the same may be from time to time modified, amended and/or supplemented.

          "Alpine" shall have the meaning set forth in the whereas clauses to this Agreement.

          "Alpine Tax Allocation Agreement" shall mean the tax allocation agreement by and among Alpine, the Company and their Affiliates dated as of October 2, 1996, effective as of May 1, 1996.

          "Applicable Base Rate Margin" shall mean a percentage per annum equal to 1.25%, less the then applicable Interest Reduction Discount, if any; PROVIDED that in no event shall the Applicable Base Rate Margin be less than 0%.

          "Applicable Eurodollar Margin" shall mean a percentage per annum equal to 2.25%, less the then applicable Interest Reduction Discount, if any; PROVIDED that in no event shall the Applicable Eurodollar Margin be less than 1.00%.

          "Asset Sale" shall mean any sale, transfer or other disposition by the Company or any of its Subsidiaries to any Person of any asset (including, without limitation, any capital stock or other securities of another Person, but excluding the sale by such Person of its own capital stock) of the Company or such Subsidiary other than (i) sales, transfers or other dispositions of inventory made in the ordinary course of business and (ii) sales of assets pursuant to, Sections 8.02(e), (f), (g), (h), (i) and (n).

          "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of EXHIBIT K (appropriately completed).

          "Authorized Officer" shall mean any senior officer of the Company designated as such in writing to the Agent by the Company to the extent reasonably acceptable to the Agent.

          "Bank" shall have the meaning provided in the first paragraph of this Agreement.

          "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Bank having notified the Agent and/or the Company that it does not intend to comply with the obligations under Section 1.01(a), 1.01(c) or 2.04(c), in the case of either clause (i) or (ii) above as a result of the appointment of a receiver or conservator with respect to such Bank at the direction or request of any regulatory agency or authority.

          "Bankruptcy Code" shall have the meaning provided in Section 9.05.

          "Base Rate" at any time shall mean the highest of (x) the rate which is 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate, (y) the Prime Lending Rate and (z) the rate which is 1/2 of 1% in excess of the Federal Funds Rate.

          "Base Rate Loan" shall mean each Loan bearing interest at the rates provided in Section 1.08(a).

          "Borrowing" shall mean and include (i) the borrowing of Swingline Loans from BTCo on a given date and (ii) the borrowing of one Type of Revolving Loan from all of the Banks on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period; PROVIDED that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

          "BTCo" shall mean Bankers Trust Company, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and
(ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

          "Canadian Subsidiary" shall mean Superior Cable Corporation, an Ontario corporation.

          "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be added to the fixed assets account on the consolidated balance sheet of such Person in accordance with GAAP (which shall not include interest capitalized during construction but only to the extent included in Consolidated Interest Expense), including all such expenditures with respect to plant, property or equipment (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP) and the amount of all Capitalized Lease Obligations incurred by such Person.

          "Capital Lease," as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, should be accounted for as a capital lease on the balance sheet of that Person.

          "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Company or any of its Subsidiaries in each case taken at the amount thereof that should be accounted for as liabilities in accordance with GAAP.

          "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and banker acceptances of (x) any Bank or
(y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank or Bank, an "Approved Bank"), in each case with maturities of not more than twelve months from the date of acquisition, (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, as the case may be, and in each case maturing within twelve months after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within twelve months from the date of acquisition thereof and, at the time of acquisition having one of the two highest ratings obtainable from either S&P or Moody's, (v) any repurchase agreement entered into with any Approved Bank which is secured by any obligation of the type described in any of clauses (i) through (iii) and (vi) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

          "Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by the Company and/or any of its Subsidiaries from such Asset Sale.

          "Change of Control Event" shall mean (a) the Company shall cease to own directly 100% on a fully diluted basis of the economic and voting interest in the capital stock of Superior or DNE (other than the shares of Superior Preferred Stock referred to in the recitals to this Agreement) or (b) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the

Securities Exchange Act of 1934, as in effect on the (Effective Date), other than Alpine, shall (A) have acquired beneficial ownership of 20% or more on a fully diluted basis of the voting and/or economic interest in the Company's capital stock (PROVIDED, HOWEVER, such referenced percentage in this clause (A) shall be 25% if, and so long as, Alpine directly maintains ownership of more than 30% on a fully diluted basis of the economic and voting interests in the Company's capital stock) or (B) obtained the power (whether or not exercised) to elect a majority of the Company' directors or (C) the Board of Directors of the Company shall cease to consist of a majority of Continuing Directors.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and ruling issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all of the Pledged Collateral, Pledged Securities and Mortgaged Property.

          "Collateral Agent" shall mean the Agent acting as collateral agent for the Secured Creditors.

          "Commitment Fee" shall have the meaning provided in Section 3.01(a).

          "Company" shall have the meaning provided in the first paragraph of this Agreement.

          "Company Common Stock" shall have the meaning provided in Section
6.14.

          "Company Tax Allocation Agreement" shall mean the tax allocation agreement by and among the Company and its Subsidiaries dated as of October 2, 1996, effective as of May 1, 1996.

          "Consolidated Debt" shall mean, at any time, all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis; PROVIDED that for purposes of this definition, the amount of Indebtedness in respect of Interest Rate Protection Agreements and Other Hedging Agreements shall be at any time equal to the unrealized net loss position, if any, of the Company and/or its Subsidiaries thereunder on a marked to market basis determined no more than one month prior to such time.

          "Consolidated EBIT" shall mean, for any period, Consolidated Net Income, before total interest expense (inclusive of amortization of deferred financing fees, premiums on Interest

Rate Protection Agreements and any original issue discount) and before minority charges resulting from the existence of the Superior Preferred Stock of the Company and its Subsidiaries determined on a consolidated basis and provisions for taxes based on income, whether paid or deferred.

          "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the amount of all depreciation expense and amortization expense plus non-cash compensation expenses relating to restricted stock and stock- option grants, in each case, that were deducted in determining Consolidated EBIT for such period, plus net earnings of any Person (other than a consolidated Subsidiary that is a Guarantor) in which the Company or any consolidated Subsidiary has an ownership interest to the extent such net earnings shall have actually been received by the Company or such consolidated Subsidiary in the form of cash distributions.

          "Consolidated Fixed Charges" shall mean, for any period the sum of Consolidated Interest Expense for such period plus (v) all dividends paid or accrued on capital stock of the Company and its Subsidiaries held by persons other than the Company and its Subsidiaries that are Guarantors plus (w) the amount of all Capital Expenditures of the Company (other than Capital Expenditures made pursuant to clause (d) or (e) of Section 8.08) and its Subsidiaries paid or accrued with respect to such period plus (x) all cash taxes paid or accrued with respect to such period (other than with respect to net income taxes attributable to items that are excluded from the calculation of Consolidated Net Income in the period) plus (y) $10,000,000 for the first Special Dividend Period, $10,000,000 for the next succeeding Special Dividend Period, $15,000,000 for the next succeeding Special Dividend Period, $20,000,000 for the next succeeding Special Dividend Period, and $40,000,000 for the next succeeding Special Dividend Period and (z) mandatory principal payments on Indebtedness (other than with respect to Loans) required to be made during such period.

          "Consolidated Interest Expense" shall mean, for any period, total interest expense (including that attributable to (A) any rent paid in respect of Capital Leases which is or should be allocable to interest expense in accordance with GAAP and (B) interest capitalized during the construction of any Capital Expenditure) of the Company and its Subsidiaries determined on a consolidated basis with respect to all outstanding Indebtedness of the Company and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs or benefits under Interest Rate Protection Agreements, but excluding, however, amortization of any payments made to obtain any Interest Rate Protection Agreement and Other Hedging Agreements and deferred financing costs and any interest expense on deferred compensation arrangements to the extent included in total interest expense; PROVIDED, for that portion of any Test Period prior to the Initial Borrowing Date, Consolidated Interest Expense shall be determined on a PRO FORMA basis as if (i) no loans were outstanding under the Existing Credit Agreement, (ii) Loans in an aggregate principal amount equal to the amount outstanding on the Initial Borrowing Date (after giving effect to the Transaction) had been outstanding at all times since the first day of such Test Period and that such Loans had accrued interest at a per annum rate equal to the Eurodollar Rate that would have been in effect on the Initial Borrowing Date as if Eurodollar Loans were incurred on such date.

          "Consolidated Net Income" shall mean, for any period, the net income (or loss), after provisions for income taxes (other than with respect to net income taxes attributable to items that are excluded from the calculation of Consolidated Net Income in the period), of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period in conformity with GAAP but excluding in any event (a) any extraordinary gains (net of extraordinary losses) but with giving effect to gains or losses from sales of assets sold in the ordinary course of business; (b) net earnings of any person (other than a consolidated Subsidiary that is a Guarantor or the Canadian Subsidiary) in which the Borrower or any consolidated Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Borrower or such consolidated Subsidiary in the form of cash distributions;
(c) any portion of the net earnings of any consolidated Subsidiary which is unavailable for payment of dividends to the Borrower or any other consolidated Subsidiary by reason of the provisions of any agreement or applicable law or regulation (including, without limitation, those agreements referred to in the exceptions set forth in Section 8.13); (d) earnings resulting from any reappraisal, revaluation or write-up of assets; (e) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or that Person's assets are acquired by such Person or any of its Subsidiaries; (f) the aggregate net gain (or loss) during such period arising from the revaluation (but not sale) of readily marketable securities; (g) the income (or loss) from discontinued operations; and (h) non-cash charges and cash charges (but only to the extent such cash charges are reimbursed by a controlling Affiliate in cash at the time of incurrence thereof), in each case, relating to the Transaction, repayment of Indebtedness incurred under the Existing Credit Agreement and any Dividend paid, in accordance with the terms hereof, from proceeds of the Initial Public Offering.

          "Contingent Obligations" shall mean as to any Person any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligations of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection or standard contractual indemnities entered into, in each case in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Continuing Directors" shall mean the directors of the Company on the Initial Borrowing Date and each other director if such director's nomination for the election to the Board of Directors of the Company is recommended by a majority of the then Continuing Directors.

          "Credit Documents" shall mean this Agreement, each of the Notes and each Security Document.

          "Credit Event" shall mean the making of a Loan (other than a Revolving Loan made pursuant to a Mandatory Borrowing) or the issuance of a Letter of Credit.

          "Credit Party" shall mean the Company and each Guarantor.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

          "Destruction" has the meaning assigned to that term in each Mortgage.

          "Dividends" shall have the meaning provided in Section 8.07.

          "Documents" shall mean the Credit Documents and the IPO Documents.

          "Domestic Subsidiary" shall mean each Subsidiary of the Company incorporated or organized in the United States or any State or territory thereof.

          "Effective Date" shall have the meaning provided in Section 12.10.

          "Eligible Transferee" shall mean a commercial bank, financial institution or other institutional "accredited investor" (as defined in Regulation D of the Securities Act).

          "End Date" shall have the meaning provided in the definition of Interest Reduction Discount.

          "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance, deficiency, liability or violation, investigations or proceedings relating in any way to any violation or liability (or alleged violation or liability) by the Company or any of its Subsidiaries under any Environmental Law (hereafter "Claims") or any permit, license or other authorization issued to the Company or any of its Subsidiaries under any such law, including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, remedial, corrective, response or other actions or damages pursuant to any Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Law" shall mean any foreign, federal, state or local policy, statute, law, rule, regulation, ordinance, code or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment (for purposes of this definition (collectively, "Laws")), relating to the environment or Hazardous Materials, or health and safety to the extent such health and safety issues arise under the Occupational Safety and Health Act of 1970, as amended, or any such similar Laws.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Company or any Subsidiary of the Company would be deemed to be a "single employer" within the meaning of Section 414(b) or (c) of the Code or (to the extent required by operation of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA) Section 414(m) or (o) of the Code.

          "Eurodollar Loans" shall mean each Loan bearing interest at the rates provided in Section 1.08(b).

          "Eurodollar Rate" shall mean with respect to each Interest Period for a Eurodollar Loan, (i) the arithmetic average (rounded to the nearest 1/16 of 1%) of the offered quotation to first-class banks in the interbank Eurodollar market by BTCo for U.S. dollar deposits of amounts in same day funds generally comparable to the aggregate principal amount of the Eurodollar Loan for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Event of Default" shall have the meaning provided in Section 9.

          "Existing Credit Agreement" means the credit facility provided to Alpine and certain Subsidiaries pursuant to the Loan and Security Agreement dated as of July 21, 1995 among Alpine, the Subsidiaries named therein, the financial institutions party thereto, and Shawmut Capital Corporation as Agent, as amended.

          "Existing Indebtedness" shall have the meaning provided in Section
6.22.

          "Existing Indebtedness Agreements" shall have the meaning provided in
Section 5.14.

          "Existing Letters of Credit" shall have the meaning provided in
Section 2.01(a).

          "Facing Fee" shall have the meaning provided in Section 3.01(c).

          "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

          "Fees" shall mean all amounts payable pursuant to, or referred to in,
Section 3.01.

          "Final Maturity Date" shall mean October 31, 2001.

          "Foreign Cash Equivalents" shall mean Canadian dollar denominated certificates of deposit or bankers acceptances of any bank organized under the laws of Canada, provided that the short-term commercial paper rating of such bank from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof, in each case with maturities of not more than twelve months from the date of acquisition.

          "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Company or any one or more of its Subsidiaries primarily for the benefit of employees of the Company or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code, or any such plan as to which the Company or any of its Subsidiaries may have any liability.

          "Foreign Subsidiary" shall mean each Subsidiary of the Company other than a Domestic Subsidiary.

          "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 8 and the definition of Interest Reduction Discount, including defined terms as used therein, are subject (to the extent provided therein) to Section 12.07(a).

          "Guaranteed Creditors" shall mean and include each of the Agent, the Collateral Agent, the Banks and each Letter of Credit Issuer.

          "Guaranteed Obligations" shall mean the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Note issued by the Company to each Bank, and Loans made, under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Company or any Guarantor to such Bank, the Agent and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with any Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in each of the Credit Documents by the Company.

          "Guarantor" shall mean each Subsidiary of the Company (other than a Foreign Subsidiary except to the extent otherwise provided in Section 8.14).

          "Guaranty" shall mean the Guaranty contained in Section 13 hereof.

          "Hazardous Materials" shall mean (a) any petrochemical or petroleum products or wastes (including crude oil or any fraction thereof), radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect under any Environmental Law.

          "Indebtedness" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services payable to the sellers thereof or any of such seller's assignees which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person but excluding deferred rent as determined in accordance with GAAP, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed; PROVIDED, HOWEVER, that in the event that the liability of such first Person is non-recourse to such Person and is recourse only to specified assets of such Person, the amount of Indebtedness attributed thereto shall not exceed the greater of the market value of such assets or the book value of such assets, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, I.E., take-or-pay and similar obligations, (vii) all obligations under Interest Rate Protection Agreements and Other Hedging Agreements and (viii) all Contingent Obligations of such Person; PROVIDED that Indebtedness shall not include trade payables and accrued expenses, in each case arising and payable in the ordinary course of business and consistent with past practice (so long as so paid in the ordinary course of business and consistent with past practice).

          "Initial Borrowing Date" shall mean the date upon which the initial Borrowing of Loans occurs.

          "Initial Public Offering" shall have the meaning provided in the recitals of this Agreement.

          "Intercompany Loan" shall have the meaning provided in Section
8.05(g).

          "Intercompany Notes" shall mean promissory notes, in the form of EXHIBIT L, evidencing an Intercompany Loan.

          "Interest Coverage Ratio" shall mean, for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period.

          "Interest Period," with respect to any Eurodollar Loan, shall mean the interest period applicable thereto, as determined pursuant to Section 1.09.

          "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

          "Interest Reduction Discount" shall mean zero; PROVIDED that from and after the first day of any Margin Reduction Period (the "Start Date") to and including the last day of such Margin Reduction Period (the "End Date"), the Interest Reduction Discount shall be the respective percentage per annum set forth in clause (A), (B), (C), (D) or (E) below if, but only if, as of the last day of the most recent fiscal quarter or year, as the case may be, ended immediately prior to such Start Date (the "Test Date"), the applicable conditions set forth in clause (A), (B), (C), (D) or (E) below, as the case may be, are met:

          (A) .25% if, but only if, as of the Test Date for such Start Date the Pro Forma Leverage Ratio for the Test Period ended on such Test Date shall be equal to or less than 3.75:1.0 and none of the conditions set forth in clause (B), (C), (D) or (E) below, as the case may be, are satisfied;

          (B) .50% if, but only if, as of the Test Date for such Start Date the Pro Forma Leverage Ratio for the Test Period ended on such Test Date shall be equal to or less than 3.50:1.0 and none of the conditions set forth in clause (C), (D) or (E) below, as the case may be, are satisfied;

          (C) .75% if, but only if, as of the Test Date for such Start Date the Pro Forma Leverage Ratio for the Test Period ended on such Test Date shall be equal to or less than 3.25:1.0 and neither of the conditions set forth in clause (D) or (E) below is satisfied; or

          (D) 1% if, but only if, as of the Test Date for such Start Date the Pro Forma Leverage Ratio for the Test Period ended on such Test Date shall be equal to or less than 3.00:1.0 and the condition set forth in clause (E) below is not satisfied; or

          (E) 1.25% if, but only if, as of the Test Date for such Start Date the Pro Forma Leverage Ratio for the Test Period ended on such Test Date shall be equal to or less than 2.50:1.0.

Notwithstanding anything to the contrary contained above in this definition, (x) the Interest Reduction Discount shall not exceed that set forth in clause (C) prior to the first Test Date to occur after the first anniversary of the Initial Borrowing Date, (y) the Interest Reduction Discount shall be zero at any time when a Default or an Event of Default shall exist and (z) upon consummation of the Initial Public Offering, the then in effect Interest Reduction Discount shall be adjusted to give effect to the net reduction of outstanding Loans as a result of any repayment from the proceeds of such Initial Public Offering (net of any incremental Borrowings) as if such net reduction had occurred on the relevant Test Date (such adjustment to take effect upon such repayment of Loans).

          "IPO Documents" shall mean the Registration Statement relating to the registration of the the Company Common Stock, and all other documents or agreements related to the consummation of the IPO, including, without limitation, all underwriting or similar agreements and all documents filed with the SEC.

          "L/C Supportable Indebtedness" shall mean (i) obligations of the Company or its Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Company or any of its Subsidiaries as are reasonably acceptable to the Agent and the Letter of Credit Issuer and otherwise permitted to exist pursuant to the terms of this Agreement.

          "Lease" shall mean any lease, sublease, franchise agreement, license, occupancy or concession agreement.

          "Leasehold" of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Letter of Credit Fees" shall have the meaning provided in Section 3.01(b).

          "Letter of Credit Issuer" shall mean BTCo.

          "Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

          "Letter of Credit Request" shall have the meaning provided in Section 2.02(a).

          "Letter of Credit Sublimit" shall mean $7,500,000.

          "Leverage Ratio" shall mean, at any time, the ratio of (x) Consolidated Debt as of the last day of the relevant Test Period to (y) Consolidated EBITDA for the relevant Test Period.

          "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute, and any lease having substantially the same effect as the foregoing).

          "Loan" shall mean each Revolving Loan and each Swingline Loan.

          "Mandatory Borrowing" shall have the meaning provided in Section 1.01(c).

          "Margin Reduction Period" shall mean each period which shall commence on a date on which the financial statements are delivered pursuant to Section 7.01(b) or (c), as the case may be, and which shall end on the earlier of (i) the date of actual delivery of the next financial statements pursuant to Section 7.01(b) or (c), as the case may be, and (ii) the latest date on which the next financial statements are required to be delivered pursuant to Section 7.01(b) or
(c), as the case may be; PROVIDED
that the first Margin Reduction Period shall commence on the date that the financial statements are delivered for the Company's first fiscal quarter ending after the Initial Borrowing Date.

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Material Adverse Effect" shall mean a material adverse effect on the business, properties, assets, liabilities, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole and after giving effect to the Transaction.

          "Maximum Swingline Amount" shall mean $7,500,000.

          "Minimum Borrowing Amount" shall mean (i) for Revolving Loans, $1,000,000 and (ii) for Swingline Loans, $250,000.

          "Moody's" shall mean Moody's Investors Service, Inc.

          "Mortgage" shall mean a revolving credit mortgage, assignment of leases, security agreement and fixture filing, or a revolving credit deed of trust, assignment of leases, security agreement and fixture filing creating and evidencing a Lien on a Mortgaged Real Property, which shall be substantially in the form of Exhibit M-1 or M-2 (as appropriate) hereto, containing such schedules and including such additional provisions and other deviations from such Exhibits as shall be necessary to conform such document to applicable or local law or as shall be customary under local law and which shall be dated the date of delivery thereof and made by the owner of the Mortgaged Real Property described therein for the benefit of the Collateral Agent, as mortgagee (grantee or beneficiary), assignee and secured party, as the same may at any time be amended, modified or supplemented in accordance with the terms thereof and hereof.

          "Mortgaged Property" shall have the meaning assigned to such term in the Mortgages.

          "Mortgaged Real Property" shall mean and include the Real Properties owned or leased by the Company and the Guarantors to the extent designated as such on Annex IV and any additional Real Property which shall be subject to a Mortgage delivered pursuant to Section 5.13.

          "Multiemployer Plan" shall mean a Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA).

          "Net Award" has the meaning assigned to such term in each Mortgage.

          "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net of (a) cash expenses of sale (including, without limitation, brokerage fees, if any, transfer taxes and payment of principal, premium and interest of Indebtedness other than the Loans required to be repaid as a result of such Asset Sale), (b) all foreign, federal, state and local taxes to the extent payable as a direct consequence of any such Asset Sale and (c) deduction of reasonable amounts, determined in accordance with GAAP, required to be provided by the Company or such Subsidiary as a reserve against any liabilities retained by the Company or any Subsidiary of the Company associated with such assets after such Asset Sale, including, without limitation, any indemnification, pension and other post-employment benefit liabilities, workers compensation liabilities, liabilities associated with retiree benefits and liabilities relating to environmental matters, except and until such reserves are reversed, in which case the amount of such reversal shall constitute Net Cash Proceeds.

          "Net Proceeds" has the meaning assigned to that term in each Mortgage.

          "Non-Defaulting Bank" shall mean each Bank other than a Defaulting
Bank.

          "Note" shall mean each Revolving Note and the Swingline Note.

          "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

          "Notice of Conversion" shall have the meaning provided in Section
1.06.

          "Notice Office" shall mean the office of the Agent located at One Bankers Trust Plaza, New York, New York 10006 or such other office as the Agent may designate to the Company and the Banks from time to time.

          "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Agent, the Collateral Agent or any Bank pursuant to the terms of any Credit Document.

          "Other Hedging Agreements" shall mean (x) any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values and (y) agreements relating to the future purchase of commodities or designed to protect against fluctuations in the prices of specific commodities.

          "Participant" shall have the meaning provided in Section 2.04(a)(i).

          "Payment Office" shall mean the office of the Agent located at One Bankers Trust Plaza, New York, New York 10006 or such other office as the Agent may designate to the Company and the Banks from time to time.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Percentage" shall mean, at any time for each Bank, the percentage obtained by dividing such Bank's Revolving Loan Commitment at such time by the Total Revolving Loan Commitment then in effect; PROVIDED that if the Total Revolving Loan Commitment has been terminated, the Percentage of each Bank shall be determined by dividing such Bank's Revolving Loan Commitment as in effect immediately prior to such termination by the Total Revolving Loan Commitment as in effect immediately prior to such termination.

          "Permitted Acquisition" shall have the meaning provided in Section 8.02(l).

          "Permitted Liens" shall have the meaning provided in Section 8.03.

          "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company or partnership, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" shall mean any multiemployer plan or single- employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Company, any of its Subsidiaries or any ERISA Affiliate and each such plan for the five calendar year period immediately following the latest date on which the Company, any of its Subsidiaries or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan or any such plan as to which the Company, any of its Subsidiaries or any ERISA Affiliate may have any liability, PROVIDED, HOWEVER, the term "Plan" shall not include any Foreign Pension Plan.

          "Pledge Agreement" shall have the meaning provided in Section 5.11(a) and shall include any additional pledge agreement executed by the Company or any of its Subsidiaries pursuant to Section 7.11.

          "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

          "Pledged Collateral" shall have the meaning assigned to such term in the Security Agreement.

          "Pledged Securities" shall mean all the Pledged Securities as defined in the Pledge Agreement.

          "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "Prior Liens" shall mean Liens which, pursuant to the provisions of any Security Document, are or may be superior to the Lien of such Security Document.

          "Pro Forma Leverage Ratio" shall mean, at any time for the determination thereof, the ratio of (x) Consolidated Debt at such time to (y) Consolidated EBITDA for the Test Period then last ended, with such Pro Forma Leverage Ratio to be determined on a PRO FORMA basis as if such Permitted Acquisition (and any other Permitted Acquisition) that occurred during such Test Period (and the incurrence, assumption and/or repayment of any Indebtedness in connection with any such Permitted Acquisition), as the case may be, had occurred on the first day of such Test Period (and such Indebtedness, if any, had remained outstanding (or had not been outstanding, as the case may be) throughout such Test Period) it being understood that in calculating the Pro Forma Leverage Ratio in connection with each and every Permitted Acquisition, Consolidated EBITDA shall include the results of operations of the Person or assets acquired pursuant to each such Permitted Acquisition on a PRO FORMA basis as if such acquisition had occurred on the first day of the respective Test Period. On the date of any Permitted Acquisition pursuant to which the Pro Forma Leverage Ratio is to be calculated and on each date of calculation of Pro Forma Leverage Ratio, the Company shall deliver to the Agent a certificate of the Company's chief financial officer setting forth in reasonable detail the PRO FORMA calculations required to establish the Pro Forma Leverage Ratio (with such PRO FORMA calculations to be made on a basis reasonably satisfactory to the Agent and to assume that the interest expense attributable to any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the date of such Permitted Acquisition (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months) had been the applicable rate for the entire period).

          "Projections" shall have the meaning provided in Section 5.17.

          "Quarterly Payment Date" shall mean the last Business Day of each fiscal quarter (including the fourth fiscal quarter) of the Company.

          "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Register" shall have the meaning provided in Section 7.12.

          "Registration Statement" shall mean the Company's Registration Statement on Form S-1 as filed on September 12, 1996 with the SEC.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

          "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

          "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

          "Release" means disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

          "Replaced Bank" shall have the meaning provided in Section 1.13.

          "Replacement Bank" shall have the meaning provided in Section 1.13.

          "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan as to which the

30-day notice requirement has not been waived by the PGBC by regulation.

          "Required Banks" shall mean collectively (and not individually) Non-Defaulting Banks the sum of whose Revolving Loan Commitments (or, if after the Total Revolving Loan Commitment has been terminated, outstanding Revolving Loans and Percentages of outstanding Swingline Loans and Letter of Credit Outstandings) constitute greater than 50% of the Total Revolving Loan Commitment less the aggregate Revolving Loan Commitments of Defaulting Banks (or, if after the Total Revolving Loan Commitment has been terminated, the total outstanding Revolving Loans of Non-Defaulting Banks and the aggregate Percentages of all Non-Defaulting Banks of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

          "Returns" shall have the meaning provided in Section 6.22.

          "Revolving Loan" shall have the meaning provided in Section 1.01(a).

          "Revolving Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I directly below the column entitled "Revolving Loan Commitment," as the same may be reduced from time to time pursuant to Section 3.02, Section 3.03, Section 9 and/or the definition of "Total Revolving Loan Commitment."

          "Revolving Note" shall have the meaning provided in Section 1.05(a).

          "Rollover Amount" shall have the meaning provided in Section 8.08(b).

          "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

          "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b)(ii).

          "Secured Creditors" shall have the meaning provided in the Security Documents.

          "Security Agreement" shall have the meaning provided in Section 5.11(b) and shall include any additional security agreement executed by the Company or any of its Subsidiaries pursuant to Section 7.11.

          "Security Documents" shall mean and include the Security Agreement, the Pledge Agreement and each Mortgage.

          "Services Agreement" shall mean the services agreement between Alpine and the Company, dated the Initial Borrowing Date, in the form approved by the Agent.

          "S&P" shall mean Standard & Poors' Ratings Service.

          "Special Dividend Period" shall mean each four consecutive fiscal quarters of the Company commencing with the fiscal quarter beginning July 28, 1996 and each four fiscal periods thereafter commencing on the date immediately following the last day of the immediately preceding Special Dividend Period.

          "Start Date" shall have the meaning provided in the definition of Interest Reduction Discount.

          "Stated Amount" of each Letter of Credit shall mean the maximum amount available to be drawn thereunder (regardless of whether any conditions for drawing could then be met).

          "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity (other than a corporation) in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.

          "Superior Preferred Stock" shall have the meaning set forth in the recitals to this Agreement (but shall include any Company preferred stock issued in exchange therefor pursuant to clause (vi)(y) of Section 8.06).

          "Survey" means a survey of any Mortgaged Real Property (and all improvements thereon): (i) prepared by a surveyor or engineer licensed to perform surveys in the state, province or country where such Mortgaged Real Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within the six months prior to such date of delivery any exterior construction on the site of such Mortgaged Real Property, in which event such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, (iii) certified by the surveyor (in a manner reasonably acceptable to the Collateral Agent) to the Collateral Agent and the Title Company and (iv) complying in all respects with the minimum detail requirements of the American

Land Title Association as such requirements are in effect on the date of preparation of such survey.

          "Swingline Expiry Date" shall mean the date which is five Business Days prior to the Final Maturity Date.

          "Swingline Loan" shall have the meaning provided in Section 1.01(b).

          "Swingline Note" shall have the meaning provided in Section 1.05(a).

          "Syndication Date" shall mean that date upon which the Agent determines (and notifies the Company and the Banks) that the primary syndication (and resultant addition of Persons as Banks pursuant to Section 12.04(b)) has been completed.

          "Taking" has the meaning assigned to such term in each Mortgage.

          "Target Amount" shall mean $120,000,000 except that if the gross proceeds of the Initial Public Offering, less underwriting discounts, not to exceed 7.00% and up to $700,000 of expenses (the "Net Proceeds") is less than $88,580,000, then the Target Amount shall be increased by an amount equal to the difference between the Net Proceeds and $88,580,000, but in no event shall the Target Amount be greater than $130,580,000.

          "Taxes" shall have the meaning provided in Section 4.04.

          "Test Date" shall have the meaning provided in the definition of Interest Reduction Discount.

          "Test Period" shall mean four consecutive fiscal quarters of the Company (taken as one accounting period) ended, in the case of any determination of Interest Reduction Discount, on the applicable Test Date and, in all other cases, ended on the date indicated in the applicable Section hereof.

          "Title Company" shall mean First American Title Insurance Company or such other title insurance or abstract company as shall be designated by the Agent.

          "Total Consideration Amount" shall mean (with respect to any Permitted Acquisition, or series of related Permitted Acquisitions) $30,000,000, PROVIDED that if at least 90% of the total consideration with respect thereto (as determined in accordance with Section 8.02(l)) is paid in shares of Company Common Stock, such amount shall be $75,000,000.

          "Total Revolving Loan Commitment" shall mean the sum of the Revolving Loan Commitments of each of the Banks it being understood that the Total Revolving Loan Commitment as of the Initial Borrowing Date shall be $175,000,000, PROVIDED that if the Initial Public Offering occurs on or before that date, the Total Revolving Loan Commitment shall be reduced to $150,000,000 with such reduction to reduce the Revolving Loan Commitments of each Bank proportionately in proportion to their respective Revolving Loan Commitments.

          "Total Revolving Outstandings" shall mean, at any time, the sum of (i) the aggregate principal amount of all Revolving Loans outstanding at such time,
(ii) the aggregate principal amount of all Swingline Loans outstanding at such time and (iii) the aggregate amount of all Letter of Credit Outstandings at such time.

          "Total Unutilized Revolving Loan Commitment" shall mean, at any time,
(i) the Total Revolving Loan Commitment at such time less (ii) Total Revolving Outstandings at such time.

          "Transaction" shall have the meaning set forth in the Recitals to the Agreement.

          "Type" shall mean any type of Revolving Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or a Eurodollar Loan.

          "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

          "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

          "Unpaid Drawing" shall have the meaning provided in Section 2.03(a).

          "Unutilized Revolving Loan Commitment" with respect to any Bank at any time shall mean such Bank's Revolving Loan Commitment at such time less the sum of (i) the aggregate then outstanding principal amount of all Revolving Loans made by such Bank, (ii) such Bank's Percentage of the then Letter of Credit Outstandings and (iii) in the case of BTCo, the aggregate then outstanding principal amount of all Swingline Loans.

          "U.S. Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States of America.

         "Wholly-Owned Domestic Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Domestic Subsidiary.

         "Wholly-Owned Foreign Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Foreign Subsidiary.

         "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares and/or other nominal amounts of shares required to be held other than by such Person under applicable law) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

         "Written" (whether lower or upper case) or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile device, or telegraph or cable.

         SECTION 11.  THE AGENT.

         11.01 APPOINTMENT. Each Bank hereby irrevocably designates and appoints BTCo as Agent of such Bank (such term to include for purposes of this Section 11, BTCo acting as Collateral Agent) to act as specified herein and in the other Credit Documents, and each such Bank hereby irrevocably authorizes BTCo as the Agent to take such action on its behalf under the provisions of the Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of the Credit Documents, together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such upon the express conditions contained in this Section 11. Notwithstanding any provision to the contrary elsewhere in any Credit Document, the Agent shall not have any duties or responsibilities, except those expressly set forth in the Credit Documents, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise (including by operation of law) to exist against the Agent. The provisions of this Section 11 are solely for the benefit of the Agent and the Banks, and neither the Company nor any of its Subsidiaries or Affiliates shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and the Agent does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Company or any of its Subsidiaries or Affiliates.

         11.02 DELEGATION OF DUTIES. The Agent may execute any of its duties under or any Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 11.03.

         11.03 EXCULPATORY PROVISIONS. Neither the Agent nor any of its Affiliates or any of their officers, directors, employees, agents or attorneys-in-fact shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person in its capacity as Agent under or in connection with any Credit Document (except to the extent found to have resulted from such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Company, any of its Subsidiaries or any of their respective officers contained in any Credit Document, any other Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, any Document or for any failure of the Company or any of its Subsidiaries or any of their respective officers to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or condition of, any Document, or to inspect the properties, books or records of the Company or any of its Subsidiaries. The Agent shall not be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of any Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Banks or by or on behalf of the Company or any of its Subsidiaries to the Agent or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

         11.04 RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any of its Subsidiaries), independent accountants and other experts selected by the Agent.

The Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Credit Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

         11.05 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has actually received notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; PROVIDED that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

         11.06 NONRELIANCE ON AGENT AND OTHER BANKS. Each Bank expressly acknowledges that neither the Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or attorneys-in-fact have made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Company or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent or any such other Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any such other Person or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Company and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any such other Person or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Company and its Subsidiaries. The

Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of the Company or any of its Subsidiaries which may come into the possession of the Agent or any of its Affiliates or any of their officers, directors, employees, agents or attorneys-in-fact.

         11.07 INDEMNIFICATION. The Banks agree to indemnify the Agent in its capacity as such ratably according to their respective "percentages" as used in determining the Required Banks at such time (with such "percentages" to be determined as if there are no Defaulting Banks), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of any Credit Document, or any documents contemplated by or referred to herein or therein, or the transactions contemplated hereby or thereby or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Company or any of its Subsidiaries; PROVIDED that no Bank shall be liable to the Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent found to have resulted solely from the gross negligence or willful misconduct of the Agent. To the extent any Bank would be required to indemnify the Agent pursuant to the immediately preceding sentence but for the fact that it is a Defaulting Bank, such Defaulting Bank shall not be entitled to receive any portion of any payment or other distribution hereunder (including, without limitation as to principal of or interest on any Loans) until each other Bank shall have been reimbursed for the excess, if any, of the aggregate amount paid by such Bank under this Section 11.07 over the aggregate amount such Bank would have been obligated to pay had such first Bank not been a Defaulting Bank. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 11.07 shall survive the payment of all Obligations.

         11.08 AGENT IN ITS INDIVIDUAL CAPACITY. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company and its Subsidiaries and Affiliates as though the Agent were not the Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

         11.09 HOLDERS. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

         11.10 RESIGNATION OF THE AGENT; SUCCESSOR AGENT. The Agent may resign as the Agent upon 60 days' notice to the Banks and the Company. Upon the resignation of the Agent, the Required Banks shall appoint from among the Banks a successor Agent which is a bank or a trust company for the Banks subject to prior approval by the Company (such approval not to be unreasonably withheld, provided that such approval shall not be required if a Default or an Event of Default then exists), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall include such successor agent effective upon its appointment, and the resigning Agent's rights, powers and duties as the Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of the Agent hereunder, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         SECTION 12.  MISCELLANEOUS.

         12.01 PAYMENT OF EXPENSES, ETC. The Company agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all out-of-pocket costs and expenses of the Agent and the Documentation Agent (including, without limitation, the reasonable fees and disbursements of Cahill Gordon & Reindel and Updike, Kelly & Spellacy and local counsel) in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto and in connection with the Agent's syndication efforts with respect to this Agreement; (ii) pay all out-of-pocket costs and expenses of the Agent and the Documentation Agent, each Letter of Credit Issuer and each of the Banks in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein and, after a Default or an Event of Default shall have occurred and be continuing, the protection of the rights of the Agent and the Documentation Agent, each Letter of Credit Issuer and each of the Banks thereunder (including, without limitation, the fees and disbursements of counsel for the Agent, the Documentation Agent, for each Letter of Credit Issuer and for each of the Banks); (iii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iv) indemnify the Agent, the Collateral Agent, each Letter of Credit Issuer and each Bank and each of their Affiliates, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any such Person is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among any such Person, or any third Person or otherwise) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any other transactions contemplated in any Credit Document (but excluding any such losses, liabilities, claims, damages or expenses to the extent found to have been incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified), or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property or any Environmental Claim, in each case, including, without limitation, the reasonable fees and disbursements of counsel and independent consultants incurred in connection with any such investigation, litigation or other proceeding.

         12.02 RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, the Agent and the Documentation Agent, each Letter of Credit Issuer and each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or any other notice of any kind to the Company or any of its Subsidiaries or any Guarantor or any other Person, any such notice, to the full extent permitted by applicable law, being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Agent, Documentation Agent, such Letter of Credit Issuer or such Bank (including, without limitation, by branches and agencies of the Agent, Documentation Agent, such Letter of Credit Issuer and such Bank wherever located) to or for the credit or the account of the Company or any Guarantor against and on account of the Obligations of the Company or any Guarantor to the Agent, Documentation Agent, such Letter of Credit Issuer or such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of the Company or any Guarantor purchased by such Bank pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with any Credit Document, irrespective of whether or not the Agent, the Documentation Agent, such Letter of Credit Issuer or such Bank shall have made any demand hereunder and although said Obligations shall be contingent or unmatured.

         12.03 NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be; if to any Bank, at its address specified for such Bank on Annex II; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied or cabled or sent by overnight courier, and shall be effective when received.

         12.04 BENEFIT OF AGREEMENT. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; PROVIDED, HOWEVER, neither the Company nor any Guarantor may assign or transfer any of its rights, obligations or interest under any Credit Document without the prior written consent of the Banks; and PROVIDED, FURTHER, that, although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Revolving Loan Commitment hereunder except as provided in Section 12.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder; and PROVIDED, FURTHER, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of any Credit Document except to the extent such amendment or waiver would (i) extend the Final Maturity Date, or reduce the rate or extend the time of payment of interest or Fees on Loans or Letters of Credit in which such participant is participating (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in any rate of interest or fees for purposes of this clause (i), or increase the amount of the participant's participation over the amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute a change in the terms of such participation, and that an increase in any Revolving Loan Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) con- sent to the assignment or transfer by the Company of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans in which such participant is participating. In the case of any such participation, the participant shall not have any rights under any of the Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation.

         (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Revolving Loan Commitment (and related outstanding Obligations hereunder) to any Affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Revolving Loan Commitment (and related outstanding Obligations hereunder) to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement; PROVIDED that (i) at such time Annex I shall be deemed modified to reflect the Revolving Loan Commitments of such new Bank and of the existing Banks, (ii) upon surrender of the old Revolving Notes, new Revolving Notes will be issued, at the Company's expense, to such new Bank and to the assigning Bank, such new Revolving Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Revolving Loan Commitments, (iii) the consent of the Agent shall be required in connection with any such assignment pursuant to clause (y) of this Section 12.04(b) and (iv) the Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500; and PROVIDED, FURTHER, that such transfer or assignment will not be effective until recorded by the Agent on the Register pursuant to Section 7.12. To the extent of any assignment pursuant to this Section 12.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Revolving Loan Commitment. At the time of each assignment pursuant to this Section 12.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Company and the Agent the appropriate

Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b).

         (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

         12.05 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party in exercising any right, power or privilege under any Credit Document and no course of dealing between any Credit Party and the Agent, the Documentation Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege under any Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any party would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Banks to any other or further action in any circumstances without notice or demand.

         12.06 PAYMENTS PRO RATA. (a) The Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall, except as otherwise provided in this Agreement, distribute such payment to the Banks (other than any Bank that has consented in writing to waive its PRO RATA share of such payment) PRO RATA based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

         (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, determined in accordance with the terms of this Agreement, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount; PROVIDED that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         12.07 CALCULATIONS; COMPUTATIONS. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Company to the Banks); PROVIDED that except as otherwise specifically provided herein, all computations determining compliance with Sections 3.03 and 8, including definitions used therein, and in determining the Interest Reduction Discount shall, (x) in each case, utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the April 28, 1996 financial statements delivered to the Banks pursuant to
Section 6.10(b), and (y) to the extent any period covered by such computation (including any Test Period) includes a period prior to the date of the consummation of the Transaction, such computation shall be made on a PRO FORMA basis as if the Transaction had occurred at the beginning of such period (including, without limitation, giving PRO FORMA effect to the application of the Services Agreement and payments thereunder), such PRO FORMA basis to be consistent with the PRO FORMA presentation relating to the Company contained in the Registration Statement.

         (b) All computations of interest and Fees hereunder shall be based on the actual number of days elapsed over a year of 360 days (except for interest payable in respect of Base Rate Loans based on the Prime Lending Rate, which shall be computed on the bases of a 365/66 day year).

         12.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND (EXCEPT AS OTHERWISE EXPRESSLY STATED THEREIN) THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Credit Party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Credit Party, and agrees not to plead or claim, in any legal action or proceeding with respect to any Credit Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Credit Party. Each Credit Party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Credit Party, at its address for notices pursuant to Section

12.03, such service to become effective 30 days after such mailing. Each Credit Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced under any Credit Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of the Agent, any Bank or the holder of any Note to serve process in any other manner permitted by applicable law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

         (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with any Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         12.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts executed by all of the parties hereto shall be lodged with the Company and the Agent.

         12.10 EFFECTIVENESS. This Agreement shall become effective on the date (the "Effective Date") on which the Company, each Guarantor, the Agent and each of the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Agent at the Notice Office or, in the case of the Banks, shall have given to the Agent telephonic (confirmed in writing), written, telex or facsimile notice (actually received) at such office that the same has been signed and mailed to it. The Agent will give the Company and each Bank prompt written notice of the occurrence of the Effective Date.

         12.11 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         12.12 AMENDMENT OR WAIVER; ETC. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks; PROVIDED that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank) (with Obligations being directly affected thereby in the case of the following clause (i)), (i) extend the Final Maturity Date, or reduce the rate or extend the time of payment of interest or Fees on any Loan or Letter of Credit thereon, or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in any rate of interest or fees for purposes of this clause (i)), (ii) release all or substantially all of the Collateral (except as expressly provided in the Security Documents) under all the Security Documents, or release any Guarantor (other than in connection with a sale otherwise permitted hereby), (iii) amend, modify or waive any provision of this Section 12.12, (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Revolving Loan Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement; PROVIDED, FURTHER, that no such change, waiver, discharge or termination shall (w) increase the Revolving Loan Commitments of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute an increase of the Revolving Loan Commitment of any Bank, and that an increase in the available portion of any Revolving Loan Commitment of any Bank shall not constitute an increase in the Revolving Loan Commitment of such Bank),
(x) without the consent of BTCo., amend, modify or waive any provision of
Section 2 or alter its rights or obligations with respect to Letters of Credit or Swingline Loans, (y) without the consent of the Agent, amend, modify or waive any provision of Section 11 as the same applies to the Agent or any other provision as the same relates to the rights or obligations of the Agent and (z) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

         (b) If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 12.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Company shall have the right, so long as all non-consenting Banks whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Bank or Banks with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Revolving Loan Commitment and repay in full its outstanding Revolving Loans and cash collateralize its applicable Percentage of the Letter of Credit Outstandings in accordance with Sections 3.02(b) and/or 4.01(b); but only if, in each such case, such Replacement Bank at the time of such action is acceptable to the Agent, PROVIDED that, unless the Revolving Loan Commitment which is terminated and Revolving Loans which are repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the additional of new Banks or the increase of the Revolving Loan Commitments and/or outstanding Revolving Loans of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Banks (determined before giving effect to the proposed action) shall specifically consent thereto; PROVIDED, FURTHER, that the Company shall not have the right to replace a Bank solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 12.12(a).

         12.13 SURVIVAL. All indemnities set forth herein including, without limitation, in Section 1.10, 1.11, 2.05, 4.04, 11.07 or 12.01, shall survive the execution and delivery of this Agreement and the making and repayment of the Loans.

         12.14 DOMICILE OF LOANS. Each Bank may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Bank; PROVIDED that the Company shall not be responsible for costs arising under
Section 1.10, 1.11, 2.05 or 4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12) to the extent such costs would not otherwise be applicable to such Bank in the absence of such transfer.

         12.15 CONFIDENTIALITY. Each of the Banks agrees that it will use its reasonable efforts not to disclose without the prior consent of the Company (other than to Affiliates of such Banks and their respective directors, employees, auditors, counsel or other professional advisors) any confidential information with respect to the Company or any of its Subsidiaries which is furnished pursuant to this Agreement; PROVIDED that any Bank may disclose any such information (a) that is or has become generally available to the public,
(b) as may be required or appropriate (x) in any report, statement or testimony submitted to any municipal, state or Federal or other governmental regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors or
(y) in connection with any request or requirement of any such regulatory body,
(c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) to comply with any law, order, regulation or ruling applicable to such Bank, and (e) to any prospective transferee in connection with any contemplated transfer of any of the Notes or any interest therein by such Bank; PROVIDED that such prospective transferee agrees to be bound by this Section 12.15 to the same extent as such Bank.

         12.16 WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.


         SECTION 13.  GUARANTY.

         13.01 THE GUARANTY. (a) In order to induce the Banks to enter into this Agreement and to extend credit hereunder and in recognition of the direct and indirect benefits to be received by each Guarantor from the proceeds of the Loans and the issuance of the Letters of Credit, each Guarantor hereby agrees with the Banks as follows: Each Guarantor hereby unconditionally and irrevocably, jointly and severally, guarantees, as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of the Company to the Guaranteed Creditors. If any or all of the Guaranteed Obligations of the Company to the Guaranteed Creditors becomes due and payable hereunder, each Guarantor, jointly and severally, and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses (including reasonable legal fees and expenses) which may be incurred by the Guaranteed Creditors in collecting or enforcing any of the Guaranteed Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Company), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation of this Guaranty or any other instrument evidencing any liability of the Company, and each Parent Guarantor shall be and remain jointly and severally liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee. This is a guaranty of payment and not of collection.

         (b) Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations and/or the grant of security interests in Collateral to secure its Obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany Indebtedness to the Company or other Affiliates of the Company to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder, and after giving effect (x) to the direct and indirect benefits received by such Guarantor as a result of the Credit Documents and the Loans and
(y) as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including without limitation any such right of contribution under Section 13.01(c)).

         (c) Guarantors under this Guaranty together desire to allocate among themselves in a fair and equitable manner their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by any Guarantor under this Guaranty (a "Funding Guarantor") that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Guarantors in the amount of such other Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "Fair Share" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Guarantors, MULTIPLIED BY (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations guarantied. "Fair Share Shortfall" means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor. "Adjusted Maximum Amount" means, with respect to a Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty, determined as of such date in accordance with this Section 13.01; PROVIDED that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Guarantor for purposes of this Section 13.01(c), any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. "Aggregate Payments" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 13.01(c)) MINUS (ii) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this Section 13.01(c). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Guarantors of their obligations as set forth in this Section 13.01(c) shall not be construed in any way to limit the liability of any Guarantor hereunder.

         13.02 BANKRUPTCY. Additionally, each Guarantor unconditionally and irrevocably, jointly and severally, guarantees the payment of any and all of the Guaranteed Obligations of the Company to the Guaranteed Creditors whether or not due or payable by the Company upon the occurrence of any of the events specified in Section 9.05, and unconditionally, and jointly and severally, promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.

         13.03 NATURE OF LIABILITY. (a) The liability of each Guarantor hereunder is joint and several and exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Company whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder is not affected or impaired by (a) any direction as to application of payment by the Company or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Company, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Company, or (e) any payment made to the Guaranteed Creditors on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Company pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor, to the extent permitted by applicable law, waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

         (b) It is the desire and intent of each Guarantor and the Guaranteed Creditors that this Guaranty shall be enforced against each Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of any Guarantor under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations of such Guarantor shall be deemed to be reduced and such Guarantor shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

         13.04 INDEPENDENT OBLIGATION. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor, any other party or the Company, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor, any other party or the Company and whether or not any other guarantor, any other party or the Company is joined in any such action or actions. Each Guarantor waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Company or other circumstance which operates to toll any statute of limitations as to the Company shall operate to toll the statute of limitations as to any Guarantor.

         13.05 AUTHORIZATION. Each Guarantor authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

         (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

         (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

         (c) exercise or refrain from exercising any rights against the Company or others or otherwise act or refrain from acting;

         (d) release or substitute any one or more endorsers, guarantors, the Company or other obligors;

         (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Company to its creditors other than the Guaranteed Creditors;

         (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Company to the Guaranteed Creditors regardless of what liability or liabilities of the Company remain unpaid;

         (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document or any of such other instruments or agreements; and/or

         (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of any Guarantor from its liabilities under this Guaranty.

         13.06 RELIANCE. It is not necessary for the Guaranteed Creditors to inquire into the capacity or powers of the Company or the officers, directors, partners or agents acting or purporting to act on its behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

         13.07 SUBORDINATION. Any of the indebtedness of the Company now or hereafter owing to any Guarantor is hereby subordinated to the Guaranteed Obligations of the Company owing to the Guaranteed Creditors; and if the Agent so requests at a time when an Event of Default exists, all such indebtedness of the Company to any Guarantor shall be collected, enforced and received by such Guarantor for the benefit of the Guaranteed Creditors and be paid over to the Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations of the Company to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of any Guarantor under the other provisions of this Guaranty (other than the reduction of any such liability attributable to such payment). Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any of the indebtedness of the Company to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

         13.08 WAIVER. (a) Each Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Company, any other Guarantor, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Company, any other Guarantor, any other guarantor or any other party or
(iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of the Company, any other Guarantor, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of the Company, any other Guarantor, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Company other than payment in full of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Company or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid. Each Guarantor waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Company or any other party or any security.

         (b) Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of the Company's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which each Guarantor assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

ADDRESS:                          SUPERIOR TELECOM INC.

150 Interstate North Parkway
Suite 300
Atlanta, Georgia 30334            By   /s/ Bragi F. Schut
                                       ------------------------------
Telephone No.:  (770) 953-8338       Title: Sr. Vice President
Facsimile No.:  (770) 984-3218

ADDRESS:                          SUPERIOR TELECOMMUNICATIONS INC.

150 Interstate North Parkway           as Guarantor
Suite 300
Atlanta, Georgia  30334
Telephone No.:  (770) 953-8338    By   /s/ Bragi F. SCHUT
                                       ------------------------------
Facsimile No.:  (770) 984-3218         Title:    Sr. Vice President

ADDRESS:                          DNE SYSTEMS, INC.
                                       as Guarantor
50 Barnes Park North
Wallingford, Connecticut  06492
Telephone No.:  (203)             By   /s/ Bragi F. Schut
                                       ------------------------------
Facsimile No.:  (203) 984-3218         Title: Sr. Vice President

ADDRESS:                          DNE MANUFACTURING & SERVICE COMPANY,

50 Barnes Park North                   as Guarantor
Wallingford, Connecticut  06492
Telephone No.:  (203)
Facsimile No.:  (203) 984-3218    By   /s/ Bragi F. Schut
                                       ------------------------------
                                       Title: Sr. Vice President

ADDRESS:                          DNE TECHNOLOGIES, INC.
                                       as Guarantor
50 Barnes Park North
Wallingford, Connecticut  06492
Telephone No.:  (203)             By   /s/ Bragi F. Schut
                                       ------------------------------
Facsimile No.:  (203) 265-7801         Title: Sr. Vice President

                                  BANKERS TRUST COMPANY,
                                  Individually and as Administrative Agent


                                  By   /s/ Gina S. Thompson
                                       ------------------------------
                                       Title:  Vice President

                                  BANK OF BOSTON CONNECTICUT, Individually and as Documentation Agent


                                  By   ______________________________
                                       Title: Director

                                                                         ANNEX I


                            LIST OF BANKS AND COMMITMENTS


                                                        Revolving Loan
Bank                                                    Loan Commitment
----                                                    ---------------

Bankers Trust Company                                      36,500,000
Bank of Boston Connecticut                                 36,500,000
Corestates Bank, N.A.                                      20,000,000
Creditanstalt-Bankverein                                   15,000,000
Fleet Bank, N.A.                                           15,000,000
LaSalle National Bank                                      20,000,000
National Bank of Canada                                    12,000,000
PNC Bank, N.A.20,000,000
                                                           ----------

Total:                                                   $175,000,000

                                                                       ANNEX II



                                    BANK ADDRESSES


Bank                                     Address
----
Bankers Trust Company                    One Bankers Trust Plaza
                                         New York, New York  10006
                                         Attention:  Gina Thompson
                                         Telephone No.:  (212) 250-7356
                                         Facsimile No.:  (212) 250-7218

Bank of Boston Connecticut               100 Pearl St.
                                         Hartford, Connecticut  06103
                                         Attention:  Scott Barnett
                                         Telephone No.:  (860) 727-6557
                                         Facsimile No.:  (860) 727-6575

Corestates Bank, N.A.                    1339 Chestnut Street
                                         FC # 1-8-4-18
                                         Philadelphia, PA  19107-3579
                                         Attention:  Mark Brown
                                         Telephone No.:  (412) 762-2539
                                         Facsimile No.:  (412) 762-6484

Creditanstalt-Bankverein                 Two Ravina Drive
                                         Suite 1680
                                         Atlanta, Ga.  30346
                                         Attention:  Joseph Longosy
                                         Telephone No.:  (770) 390-1850
                                         Facsimile No.:  (770) 390-1851

Fleet Bank, N.A.                         56 East 42nd Street
                                         New York, NY  10017
                                         Attention:  Alex Sade
                                         Telephone No.:  (212) 907-5219
                                         Facsimile No.:  (212) 907-5610

LaSalle National Bank                    135 South LaSalle Street
                                         Room 906
                                         Chicago, IL  60603
                                         Attention:  John Kennedy
                                         Telephone No.:  (312) 904-2748
                                         Facsimile No.:  (312) 904-6546

                                                                       ANNEX II
                                                                         Page 2



National Bank of Canada                  125 West 55th Street
                                         New York, NY  10019
                                         Attention:  Gaetan Fosina
                                         Telephone No.:  (212) 632-8525
                                         Facsimile No.:  (212) 632-8545

PNC Bank, N.A.                           249 Fifth Avenue
                                         Pittsburgh, PA  15222
                                         Attention:  Rose Crump
                                         Telephone No.:  (412) 762-2539
                                         Facsimile No.:  (412) 762-6484